Exhibit 2

Report of Independent Auditors

The Board of Directors

Japan Finance Corporation

We have audited the accompanying balance sheets of Japan Finance Corporation as of March 31, 2011 and 2010, and the related statements of operations, changes in net assets, and cash flows for the years then ended, all expressed in yen. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Finance Corporation at March 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

Supplemental Information

As described in Note 25, The Japan Bank for International Cooperation Act was passed on April 28, 2011. Based on this Act, on April 1, 2012, the Company’s Japan Bank for International Cooperation Operations and Financial Operations for Facilitating Realignment of United States Forces in Japan will be separated from the Company.

The U.S. dollar amounts in the accompanying financial statements with respect to the year ended March 31, 2011 are presented solely for convenience. Our audit also included the translation of yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC

June 22, 2011

[Japan Finance Corporation]

BALANCE SHEETS

		March 31, 2011	March 31, 2010	March 31, 2011
		In millions of yen	In millions of yen	In millions of U.S. dollars
Assets:
Cash and due from banks		¥3,354,455	¥3,734,767	$40,342
Cash		197	236	2
Due from bank		3,354,257	3,734,531	40,340
Receivables under resale agreements	Note. 5	—	22,983	—
Securities	Note. 4	1,153,254	76,797	13,870
Government bonds		1,071,062	21,134	12,881
Corporate bonds		1,049	6,111	13
Stocks		2,030	2,030	24
Other securities		79,113	47,522	952
Loans and bills discounted	Note. 6	29,009,231	29,178,591	348,878
Loans on deeds		29,009,231	29,178,591	348,878
Other assets		1,059,184	771,262	12,738
Prepaid expenses		10,715	249	129
Accrued income		59,766	62,525	719
Derivatives other than for trading-assets		966,988	693,022	11,629
Agency accounts receivable		2,492	2,768	30
Other		19,221	12,695	231
Property, plant and equipment	Note. 8	254,083	282,008	3,056
Buildings		28,739	30,171	346
Land		104,352	246,787	1,255
Lease assets		3,752	3,940	45
Construction in progress		115,793	140	1,393
Other		1,446	969	17
Intangible assets		13,756	12,475	166
Software		9,545	6,967	115
Lease assets		3,342	2,550	40
Other		869	2,957	11
Customers’ liabilities for acceptances and guarantees		2,446,928	1,993,974	29,428
Allowance for loan losses		(501,025)	(438,653)	(6,026)

Total assets		¥36,789,867	¥35,634,209	$442,452

[Japan Finance Corporation]

		March 31, 2011	March 31, 2010	March 31, 2011
		In millions of yen	In millions of yen	In millions of U.S. dollars
Liabilities:
Borrowed money		¥22,036,903	¥21,220,659	$265,026
Borrowings		22,036,903	21,220,659	265,026
Bonds payable	Note. 7	5,670,825	5,949,515	68,200
Entrusted funds		37,735	37,288	454
Reserve for insurance policy liabilities		1,810,579	1,439,474	21,775
Other liabilities		125,833	121,612	1,513
Accrued expenses		62,214	70,796	748
Unearned revenue		43,822	25,713	527
Derivatives other than for trading-liabilities		1,899	1,600	23
Lease obligations		7,479	6,824	90
Other		10,417	16,677	125
Provision for bonuses		5,167	5,332	62
Provision for directors’ bonuses		25	26	0
Provision for retirement benefits		206,434	204,332	2,483
Provision for directors’ retirement benefits		116	72	1
Reserve for compensation losses	Note. 9	59,757	87,310	719
Acceptances and guarantees		2,446,928	1,993,974	29,428

Total liabilities		¥32,400,307	¥31,059,599	$389,661

Net assets:
Capital stock		3,352,547	¥3,251,797	$40,319
Capital surplus		2,007,351	2,405,103	24,141
Special reserve for administrative improvement funds		181,500	181,500	2,182
Legal capital surplus		1,825,851	2,223,603	21,959
Retained earnings		(1,126,453)	(1,222,398)	(13,547)
Legal retained earnings		745,412	728,808	8,965
Other retained earnings		(1,871,865)	(1,951,207)	(22,512)
Retained earnings brought forward		(1,871,865)	(1,951,207)	(22,512)
Total shareholders’ equity		4,233,444	4,434,501	50,913
Valuation difference on available for sale securities		(1,665)	(687)	(20)
Deferred gains or losses on hedges		157,781	140,795	1,898
Valuation and translation adjustments		156,115	140,107	1,878

Total net assets		¥4,389,560	¥4,574,609	$52,791

Total liabilities and net assets		¥36,789,867	¥35,634,209	$442,452

[Japan Finance Corporation]

STATEMENTS OF OPERATIONS

	March 31, 2011	March 31, 2010	March 31, 2011
	In millions of yen	In millions of yen	In millions of U.S. dollars
Ordinary income:	¥768,105	¥751,079	$9,238
Interest income	554,071	543,723	6,664
Interest on loans and discounts	484,591	503,189	5,828
Interest and dividends on securities	970	765	12
Interest on receivables under resale agreements	123	40	1
Interest on deposits with banks	4,419	4,090	53
Interest on interest swaps	55,061	35,617	662
Other interest income	8,904	19	108
Fees and Commissions	16,086	13,022	193
Fees and commissions on compensation security contract	2,679	1,577	32
Other fees and commissions	13,407	11,444	161
Insurance premiums and other	147,864	156,576	1,778
Insurance premiums	147,864	156,576	1,778
Other ordinary income	74	34	1
Income from derivatives other than for trading or hedging	—	1	—
Other	74	33	1
Receipts from the national budget	43,142	36,057	519
Receipts from general account of the national budget	43,131	36,044	519
Receipts from special account of the national budget	11	13	0
Other income	6,865	1,665	83
Gain on sales of stocks and other securities	0	—	0
Other	6,865	1,665	83
Ordinary expenses:	1,643,704	1,869,833	19,768
Interest expenses	322,782	321,571	3,882
Interest on call money	169	53	2
Interest on borrowings and rediscounts	211,024	211,972	2,538
Interest on short-term bonds	—	226	—
Interest on bonds	100,094	107,809	1,204
Other interest expenses	11,493	1,509	138
Fees and commissions payments	12,790	10,983	154
Expenses on compensation security contract	4,589	2,141	55
Other fees and commissions	8,200	8,841	99
Expenses on insurance claims and other	954,365	1,148,334	11,478
Expenses on insurance claims	723,170	869,591	8,697
Recoveries of insurance claims	(139,910)	(142,918)	(1,682)
Provision of reserve for insurance policy liabilities	371,104	421,661	4,463
Other ordinary expenses	4,997	7,043	60
Loss on foreign exchange transactions	2,501	3,416	30
Loss on devaluation of bonds	189	1,051	2
Amortization of bond issuance cost	1,695	2,150	20
Expenses on derivatives other than for trading or hedging	7	68	0
Interest subsidies	379	—	5
Other	224	356	3
General and administrative expenses	132,987	133,010	1,599
Other expenses	215,781	248,890	2,595
Provision of allowance for loan losses	162,468	149,139	1,954
Provision of reserve for compensation losses	27,966	84,309	336
Written-off of loans	19,937	9,283	240
Losses on devaluation of stocks and other securities	442	639	5
Other	4,966	5,518	60
Ordinary loss	875,599	1,118,754	10,530
Extraordinary income	2,683	7,660	32
Gain on disposal of noncurrent assets	1	1	0
Recoveries of written-off claims	2,670	7,650	32
Other	11	9	0
Extraordinary losses	13,587	1,797	163
Loss on disposal of noncurrent assets	13,143	186	158
Impairment loss	441	1,607	5
Other	2	3	0
Net loss	¥886,503	¥1,112,890	$10,661

[Japan Finance Corporation]

Statements of Changes in Net Assets

	March 31, 2011	March 31, 2010	March 31, 2011
	In millions of yen	In millions of yen	In millions of U.S. dollars
Shareholders’ equity
Capital stock
Balance at the beginning of current period	¥3,251,797	¥2,452,167	$39,108
Changes of items during the period
Issuance of new shares	100,750	799,630	1,211
Total changes of items during the period	100,750	799,630	1,211
Balance at the end of current period	3,352,547	3,251,797	40,319
Capital surplus
Special reserve for administrative improvement funds
Balance at the beginning of current period	181,500	181,500	2,182
Changes of items during the period
Total changes of items during the period	—	—	—
Balance at the end of current period	181,500	181,500	2,182
Legal capital surplus
Balance at the beginning of current period	2,223,603	1,291,138	26,742
Changes of items during the period
Issuance of new shares	601,300	2,051,600	7,232
Reversal of legal capital surplus (Deficit disposition)	(999,052)	(1,119,135)	(12,015)
Total changes of items during the period	(397,752)	932,464	(4,783)
Balance at the end of current period	1,825,851	2,223,603	21,959
Total capital surplus
Balance at the beginning of current period	2,405,103	1,472,638	28,924
Changes of items during the period
Issuance of new shares	601,300	2,051,600	7,232
Reversal of legal capital surplus (Deficit disposition)	(999,052)	(1,119,135)	(12,015)
Total changes of items during the period	(397,752)	932,464	(4,783)
Balance at the end of current period	2,007,351	2,405,103	24,141

[Japan Finance Corporation]

	March 31, 2011	March 31, 2010	March 31, 2011
	In millions of yen	In millions of yen	In millions of U.S. dollars
Retained earnings
Legal retained earnings
Balance at the beginning of current period	728,808	715,389	8,765
Changes of items during the period
Provision of legal retained earnings	16,603	13,419	200
Total changes of items during the period	16,603	13,419	200
Balance at the end of current period	745,412	728,808	8,965
Other retained earnings
Retained earnings brought forward
Balance at the beginning of current period	(1,951,207)	(1,930,613)	(23,466)
Changes of items during the period
Provision of legal retained earnings	(16,603)	(13,419)	(200)
Payment to national treasury	(16,603)	(13,419)	(200)
Reversal of legal capital surplus( Deficit disposition)	999,052	1,119,135	12,015
Net (loss)	(886,503)	(1,112,890)	(10,661)
Total changes of items during the period	79,341	(20,593)	954
Balance at the end of current period	(1,871,865)	(1,951,207)	(22,512)
Total retained earnings
Balance at the beginning of current period	(1,222,398)	(1,215,224)	(14,701)
Changes of items during the period
Payment to national treasury	(16,603)	(13,419)	(200)
Reversal of legal capital surplus(Deficit disposition)	999,052	1,119,135	12,015
Net (loss)	(886,503)	(1,112,890)	(10,661)
Total changes of items during the period	95,945	(7,174)	1,154
Balance at the end of current period	(1,126,453)	(1,222,398)	(13,547)
Total shareholders’ equity
Balance at the beginning of current period	4,434,501	2,709,581	53,331
Changes of items during the period
Issuance of new shares	702,050	2,851,230	8,443
Payment to national treasury	(16,603)	(13,419)	(200)
Net (loss)	(886,503)	(1,112,890)	(10,661)
Total changes of items during the period	(201,056)	1,724,920	(2,418)
Balance at the end of current period	4,233,444	4,434,501	50,913

[Japan Finance Corporation]

	March 31, 2011	March 31, 2010	March 31, 2011
	In millions of yen	In millions of yen	In millions of U.S. dollars
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the beginning of current period	(687)	(1,064)	(8)
Changes of items during the period
Net changes of items other than shareholders’ equity	(977)	377	(12)
Total changes of items during the period	(977)	377	(12)
Balance at the end of current period	(1,665)	(687)	(20)
Deferred gains or losses on hedges
Balance at the beginning of current period	140,795	172,049	1,693
Changes of items during the period
Net changes of items other than shareholders’ equity	16,985	(31,253)	205
Total changes of items during the period	16,985	(31,253)	205
Balance at the end of current period	157,781	140,795	1,898
Total valuation and translation adjustments
Balance at the beginning of current period	140,107	170,984	1,685
Changes of items during the period
Net changes of items other than shareholders’ equity	16,007	(30,876)	193
Total changes of items during the period	16,007	(30,876)	193
Balance at the end of current period	156,115	140,107	1,878
Total net assets
Balance at the beginning of current period	4,574,609	2,880,565	55,016
Changes of items during the period
Issuance of new shares	702,050	2,851,230	8,443
Payment to national treasury	(16,603)	(13,419)	(200)
Net (loss)	(886,503)	(1,112,890)	(10,661)
Net changes of items other than shareholders’ equity	16,007	(30,876)	193
Total changes of items during the period	(185,048)	1,694,043	(2,225)
Balance at the end of current period	¥4,389,560	¥4,574,609	$52,791

[Japan Finance Corporation]

STATEMENT OF CASH FLOW

		March 31, 2011	March 31, 2010	March 31, 2011
		In millions of yen	In millions of yen	In millions of U.S. dollars
Cash flow from operating activities
Net loss		¥(886,503)	¥(1,112,890)	$(10,661)
Depreciation and amortization		8,496	8,360	102
Impairment loss		441	1,607	5
Increase in allowance for loan losses		62,372	20,744	750
Increase in reserve for insurance policy liabilities		371,104	421,661	4,463
Decrease in provision for bonuses		(164)	(476)	(2)
Decrease in provision for directors’ bonuses		(0)	(3)	(0)
Increase in provision for retirement benefits		2,072	4,048	25
Increase in provision for directors’ retirement benefits		44	46	1
Increase (decrease) in reserve for compensation losses		(27,553)	84,309	(331)
Gain on fund management		(554,071)	(543,723)	(6,664)
Financing expenses		322,782	321,571	3,882
Loss (gain) related to securities		(2,739)	1,493	(33)
Foreign exchange losses		9,744	5,650	117
Loss on disposal of noncurrent assets		13,142	184	158
Net decrease (increase) in loans and bills discounted		169,360	(5,173,595)	2,037
Net increase in borrowed money		816,244	5,230,095	9,817
Net increase in entrusted funds		446	585	5
Net decrease (increase) in deposit		188,880	(1,309,970)	2,272
Net decrease (increase) in receivables under resale agreements		22,983	(11,496)	276
Net decrease in short-term corporate bonds		—	(300,111)	—
Increase (decrease) in straight bonds-issuance and redemption		(279,909)	175,582	(3,366)
Proceeds from fund management		555,664	557,105	6,683
Payments for finance		(329,960)	(314,003)	(3,968)
Other		(245,335)	(73,752)	(2,952)
Subtotal		217,542	(2,006,944)	2,616
Net cash provided by (used in) operating activities		217,542	(2,006,944)	2,616
Cash flow from investing activities
Purchase of securities		(2,158,080)	(673,412)	(25,954)
Proceeds from sales of securities		16,027	38	193
Proceeds from redemption of securities		1,067,715	664,259	12,841
Purchase of property, plant and equipment		(3,926)	(2,714)	(47)
Proceeds from sales of property, plant and equipment		2	4	0
Purchase of intangible assets		(3,630)	(3,609)	(44)
Proceeds from sales of intangible assets		—	5	—
Net cash used in investing activities		(1,081,892)	(15,428)	(13,011)
Cash flow from financing activities
Proceeds from issuance of common stock		702,050	2,851,230	8,443
Repayments of lease obligations		(2,784)	(2,271)	(33)
Payment to national treasury		(16,603)	(13,419)	(200)
Net cash provided by financing activities		682,661	2,835,538	8,210
Effect of exchange rate change on cash and cash equivalents		(9,744)	(5,650)	(117)
Net increase (decrease) in cash and cash equivalents		(191,432)	807,515	(2,302)
Cash and cash equivalents at beginning of period		1,194,787	387,271	14,369
Cash and cash equivalents at end of period	Note.14	¥1,003,355	¥1,194,787	$12,067

NOTES TO FINANCIAL STATEMENTS

JAPAN FINANCE CORPORATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounting records maintained by Japan Finance Corporation (“JFC”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain aspects from the application and disclosure requirements of International Financial Reporting Standards.

Consolidated financial statements are not prepared since JFC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of this rounding.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥83.15=$1.00, the exchange rate as of March 31, 2011 has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

According to the Article 41 of the JFC Act, JFC shall separate the accounting for each category of operations listed below.

(a)	Operations described in the item of (1), Article 41 (hereinafter referred to as “Micro Business and Individual Operations”)

(b)	Operations described in the item of (2), Article 41 (hereinafter referred to as “Agriculture, Forestry, Fisheries and Food Business Operations”)

(c)	Operations described in the item of (3), Article 41(hereinafter referred to as “SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)”)

(d)	Operations described in the item of (4), Article 41(hereinafter referred to as “Securitization Support Programs (Purchase-type Operation)”)

(e)	Operations described in the item of (5), Article 41 (hereinafter referred to as “Credit Insurance Programs”)

(f)	Operations described in the item of (6), Article 41 (hereinafter referred to as “JBIC Operations”)

(g)	Operations described in Article 16 of the Act on Special Measures Concerning Smooth Implementation of Realignment of United States Forces in Japan (hereinafter referred to as “Financial Operations for Facilitating Realignment of United States Forces in Japan”)

(h)	Operations described in the item of (7), Article 41 (hereinafter referred to as “Operations to Facilitate Crisis Responses(*)”)

(i)	Operations described in Article 6 of the Bill on the Promotion of Businesses to Develop and Manufacture Energy and Environmentally Friendly Products (hereinafter referred to as “Operations to Facilitate Specific Businesses Promotions”)

2. Significant accounting policies

(a) Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates are carried at cost based on the moving average method. Available-for-sale securities, which have a readily determinable fair value are stated at fair value with changes in net unrealized gains or losses included directly in Net assets. Available-for-sale securities whose fair value is extremely difficult to be determined are carried at cost based on the moving average method.

(b) Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value. However, certain credit default swap transactions, for which neither a quoted market price nor a reliably estimated value is available and the fair value is undeterminable, are accounted for as guarantee of obligation.

(c) Depreciation basis for fixed assets

(i) Property, plant and equipment (except for lease assets)

Tangible fixed assets are depreciated under the declining balance method over their useful economic lives except for buildings (excluding installed facilities) which are depreciated under the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings: 2 years to 50 years

Other: 2 years to 20 years

*	Please note that “Operations to Facilitate Crisis Response” is previously described as “Crisis Response Operations”.

(ii) Intangible assets (except for lease assets)

Depreciation of intangible fixed assets is computed by the straight-line method. Software used by JFC is depreciated over its useful life (5 years).

(iii) Lease Assets

Lease assets in “property, plant and equipment” or “intangible assets,” under finance leases that do not involve transfer of ownership to the lessee are depreciated under the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

(d) Method of amortization for deferred charges

Bond issuance costs

Bond issuance costs are expensed as incurred.

(e) Foreign currency translation and revaluation method

JFC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(f) Allowance for Loan losses

The allowance for loan losses is maintained in accordance with internally established standards. The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5(e) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

Write-offs of the Account for Micro Business and Individual Operations, the Account for Agriculture, Forestry, Fisheries and Food Business Operations, and the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation) are recognized by offsetting the current allowance for loan losses for the amount of the claim deemed uncollectable against the year end claim amount balance; the previous allowance for loan losses and claim balances are reversed at the start of the fiscal year, upon approval received from the competent minister based on Article 4 of the “Ministerial Ordinance Concerning Accounting for the Japan Finance Corporation”.

The Account for Micro Business and Individual Operations and the Account for SME Loan Programs and Securitization Programs (Guarantee-type Operation) have debtors whose condition could not be determined through the self-assessment as of the base date due to the temporary difficulties in the reassessment and physical inspection of guarantees and collateral as well as ascertaining the accurate status of debtors resulting from the impact of the Great East Japan Earthquake. In order to consider credit risk from the earthquake disaster, an allowance for loan losses is calculated by reasonably estimating future losses and making appropriate adjustments, such as to future outlooks, for the loan loss ratio of borrower classifications given as of the base date.

(g) Reserve for compensation losses

The “reserve for compensation losses” provides for losses based on the estimated amounts of future losses attributed to compensation security contracts.

(h) Provision for bonuses

The “provision for bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet.

(i) Provision for directors’ bonuses

The “provision for directors’ bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the balance sheet.

(j) Provision for retirement benefits

The “provision for retirement benefits” represents the future payment for pension and retirement benefits to employees, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal period end.

Unrecognized prior service costs are recognized as income or expense by the straight-line method over a certain number of years; 10 years within the average remaining work period of employees at the year of occurrence.

Unrecognized actuarial differences are recognized as income or expense from the following fiscal year by the straight-line method over a period up to a maximum of 10 years within the average remaining service period of employees of the respective fiscal year.

(k) Provision for directors’ retirement benefits

The “provision for directors’ retirement benefits”, which provides for future retirement pension payment to directors, corporate auditors and executive officers, is recognized at the amount accrued at the end of the respective fiscal year.

(l) Accounting for hedges of interest rate risk

(i) Hedge accounting

JFC uses derivatives for interest rate risk hedging purposes under the deferral method.

(ii) Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowings, bonds and notes

(iii) Hedging policy

JFC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv) Assessment of hedge effectiveness

JFC assesses the effectiveness of designated hedges by measuring and comparing the change of fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(m) Accounting for hedges of foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency swaps, foreign exchange forward contracts and similar transactions, used for hedging the foreign exchange risks of loans and bills discounted, borrowings, and bonds payable denominated in foreign currencies, is assessed by comparing the foreign currency position of the hedged loans and bills discounted, borrowings, and bonds payable with that of the hedging instruments. Some assets and liabilities denominated in foreign currency for which currency swaps are used to hedge the foreign currency fluctuations are translated at the contracted rate if the currency swaps qualify for hedge accounting. However, assessment of effectiveness is omitted for those currency swaps.

(n) Accounting Policies for Reserve for Insurance Policy liabilities

The “reserve for insurance policy liabilities” consists of the following two items, pursuant to Article 9, Paragraph 1 of the Ministerial Ordinance Concerning Accounting for JFC. Furthermore, in accordance with Article 9, Paragraph 2 of the Ministerial Ordinance Concerning Accounting for JFC, an additional amount shall be provided for insurance policy liabilities in the event that an impediment to the fulfillment of future obligations has been confirmed.

(i) Policy reserve

The policy reserve which provides for future obligations under insurance policies has been calculated based on actuarial and statistical method.

(ii) Outstanding Claims reserve

The outstanding claims reserve represents the accumulation of the estimates for reported losses and includes provision for losses incurred but not reported, after the deduction of collectable amounts based on insurance policies.

(o) Consumption and Other Taxes

Consumption taxes and local consumption taxes (“consumption taxes”) are excluded from transaction amounts. Amounts of non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

(p) Scope of cash and cash equivalents in the statements of cash flow

Cash and cash equivalents as stated in the Statements of Cash Flow consists of cash on hand and Current deposit in “Cash and due from banks” in the Balance Sheets.

3. Change in accounting policy

(Accounting standard for equity method of accounting for investments)

ASBJ Statement No. 16, Accounting Standard for Equity Method of Accounting for Investments, issued on March 10, 2008, and ASBJ Practical Issue Task Force (PITF) No. 24, Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method, issued on March 10, 2008, have been adopted commencing with this fiscal year end.

(Accounting standard for asset retirement obligations)

ASBJ Statement No. 18, Accounting Standard for Asset Retirement Obligations, issued on March 31, 2008, and ASBJ Guidance No. 21, Guidance on Accounting Standard for Asset Retirement Obligations, issued on March 31, 2008, have been adopted commencing with this fiscal year end.

Note that this adoption does not have any impact on income or expense.

4. Equity securities of or investment in subsidiaries and affiliates

Equity securities of or investment in subsidiaries and affiliates is ¥54,223 million ($652 million) and ¥26,887 million as of March 31, 2011 and 2010, respectively.

5. Receivables under resale agreements

Among the securities acquired under resale agreements, these securities which can be sold or pledged without restrictions amounts to ¥22,983 million as of March 31, 2010.

6. Loans

All loans entered into are loans on deeds. The amounts reported in the balance sheets as of March 31, 2010 and 2011 include the following:

	(In millions of yen)

	As of March 31, 2010
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	¥40,632	¥1,931	¥31,758	¥17,938
Non-accrual loans	146,639	72,648	372,665	257,260

Loans with interest or principal repayments more than three months in arrears	124	2,406	19	59
Restructured loans	465,414	18,824	57,654	91,578

Total	¥652,810	¥95,811	¥462,097	¥366,837

(Note)	The description of the following three accounts, Securitization Support Programs (Purchase-type operation), Credit Insurance Programs, and Operations to Facilitate Crisis Responses is omitted since there is no balance in these accounts.

	(In millions of yen)

	As of March 31, 2011
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	¥35,305	¥1,568	¥22,488	¥8,969
Non-accrual loans	136,178	82,436	358,787	97,717

Loans with interest or principal repayments more than three months in arrears	85	2,930	—	—
Restructured loans	570,268	13,553	47,450	187,046

Total	¥741,837	¥100,488	¥428,727	¥293,733

	(In millions of U.S. dollars)
	As of March 31, 2011
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	$425	$20	$270	$108
Non-accrual loans	1,638	991	4,315	1,175

Loans with interest or principal repayments more than three months in arrears	1	35	—	—
Restructured loans	6,858	163	571	2,250

Total	$8,922	$1,209	$5,156	$3,533

(Note)	The description of the following five accounts, Securitization Support Programs (Purchase-type operation), Credit Insurance Programs, Financial Operations for Facilitating Realignment of United States Forces in Japan, Operations to Facilitate Crisis Responses and Operations to Facilitate Specific Businesses Promotion is omitted since there is no balance in these accounts.

(a)	“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item 3 and 4 of the corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Loans with interest or principal repayments more than three months in arrears” are loans whose principal or interest payment is more than three months in arrears, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans”, “Non-accrual loans”, or “Loans with interest or principal repayments more than three months in arrears”.

(e)	The amounts of loans indicated in the table above are the gross amounts prior to the deduction of allowance for possible loan losses.

JFC, as a policy, does not pay down loans in part or in full immediately after the execution of the loan agreements, but instead makes disbursement, in accordance with the progress of the underlying projects. These undisbursed amounts are not included in the loans on deed in the Balance Sheets. The balance of unpaid amounts as of March 31, 2011 and 2010 are ¥1,085,787 million ($13,058 million) and ¥1,415,923 million, respectively.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off as of March 31, 2011 and 2010, respectively. The amount of accumulated write-offs as of March 31, 2011 and 2010 are ¥463,919 million ($5,579 million) and ¥527,879 million, respectively.

7. Assets pledged as collateral

Pursuant to Article 52 of the JFC Act, assets of JFC are pledged as general collateral for bonds totaling ¥5,670,825 million ($68,200 million) and ¥5,949,515 million as of March 31, 2011 and 2010, respectively.

8. Accumulated depreciation of fixed assets

Accumulated depreciation of fixed assets as of March 31, 2011 and 2010 amounted to ¥10,324 million ($124 million) and ¥6,851 million, respectively.

9. Amount of compensation security contract

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
The total amount of compensation outstanding (46,703 contracts and 28,243 contracts as of March 31, 2011 and 2010, respectively)	¥1,869,023	¥1,242,750	$22,478
Reserve for compensation	¥59,757	¥87,310	$719
Net amount	¥1,809,266	¥1,155,440	$21,759

10. Restriction in dividend distribution

JFC is restricted in its dividend distribution pursuant to Article 47 of the JFC Act(*1). In the event that the amount of the retained earnings brought forward in the balance sheet exceeds zero in each account related to the operations listed in each Item of Article 41(*2) hereof, JFC shall accumulate, as a reserve, the amount calculated in accordance with the standards prescribed by a Cabinet Order to the extent that it reaches the certain amount, and if there is still a surplus, JFC shall pay such surplus into the national treasury within 3 months after closing date.

In the event that the amount of the retained earnings brought forward falls below zero in each account set forth in the preceding paragraph, legal capital surplus and legal retained earnings shall be transferred to retained earnings brought forward to the extent that the amount of retained earnings brought forward becomes zero.

*1	Including instances deemed applicable by the replacement of terms pursuant to the provisions of Article 22, Paragraph 1 of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan (Act No. 67; 2007) and instances deemed applicable by the replacement of terms pursuant to the provisions of Article 17 of the Act on the Promotion of Businesses to Develop and Manufacture Energy and Environmentally Friendly Products (Low Carbon Investment Promotion Law) (Act No. 38; 2010).

*2	Including instances deemed applicable by the replacement of terms pursuant to the provisions of Article 17 of the Act on the Promotion of Businesses to Develop and Manufacture Energy and Environmentally Friendly Products (Low Carbon Investment Promotion Law) (Act No. 38; 2010) and operations listed in Article 16 of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan hereafter referred to as “operations listed under each section of Article 41 of the same law.”

11. Impairment losses

JFC does not have any operating assets that are subject to impairment. For idle assets, an impairment loss is recognized as the difference between the recoverable amount and the carrying value at the end of the fiscal year.

Each asset in the grouping of Idle assets that have suffered impairment is treated as an individual unit.

The recoverable value in principle is calculated using net realizable value. The net realizable value is determined by the appraisal value based on the Real Estate Appraisal Standard. For certain immaterial real estate, the net realizable value is calculated based on the index that incorporates market value.

Impairment loss is recognized for the following assets:

For the fiscal year ended March 31, 2010

Region	Purpose of use	Type	Impairment loss (In millions of yen)
Tokyo metropolitan	Idle assets: 4 items	Land, buildings	1,514
Other	Idle assets: 22 items	Land, buildings	93

For the fiscal year ended March 31, 2011

Region	Purpose of use	Type	Impairment loss (In millions of yen)	Impairment loss (In millions of U.S. dollars)
Tokyo metropolitan	Idle assets: 5 items	Land, buildings	176	2
Other	Idle assets: 21 items	Land, buildings	265	3

From this fiscal year, the recoverable value has been set at ¥0 ($0) for assets that are not expected to be used in the future.

12. Account name and the amount related to transactions with subsidiaries and affiliates

For the fiscal year ended March 31, 2010

Other – Other income: ¥100 million

For the fiscal year ended March 31, 2011

Other – Other income: ¥2,210 million ($27 million)

13. Issued shares and treasury stocks

For the fiscal year ended March 31, 2010, the type and number of issued shares and treasury stocks are as follows:

(unit: thousands of shares)
Types	The number of stocks at beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of stocks at end of the fiscal year	Remarks
Issued shares
Common Stocks	4,143,144,407	2,851,230,000	—	6,994,374,407
Classified Stock	—	—	—	—

Total	4,143,144,407	2,851,230,000	—	6,994,374,407

Treasury stock
Common Stock	—	—	—	—
Classified Stock	—	—	—	—

Total	—	—	—	—

(Note)	The increase is due to the issuance of 2,851,230,000 thousand shares.

For the fiscal year ended March 31, 2011, the type and number of issued shares and treasury stocks are as follows:

(unit: thousands of shares)
Types	The number of stocks at beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of stocks at end of the fiscal year	Remarks
Issued shares
Common Stocks	6,994,374,407	702,050,000	—	7,696,424,407
Classified Stock	—	—	—	—

Total	6,994,374,407	702,050,000	—	7,696,424,407

Treasury stock
Common Stock	—	—	—	—
Classified Stock	—	—	—	—

Total	—	—	—	—

(Note)	The increase is due to the issuance of 702,050,000 thousand shares.

14. Cash Flow

(a) “Cash and cash equivalents” in the statement of cash flows as of March 31, 2011 and 2010 reconciles to cash and due from banks in the balance sheets as follows:

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥3,354,455	¥3,734,767	$40,342
Time deposit and others	(2,351,100)	(2,539,980)	(28,275)

Cash and cash equivalents	¥1,003,355	¥1,194,787	$12,067

(b) Significant non-cash transaction The increase in finance lease transactions in the fiscal year ended March 31, 2011 and 2010 are ¥3,250 million ($39 million) and ¥3,160 million, respectively.

15. Lease Transactions

(a) Finance Lease Transactions in the fiscal year ended March 31, 2011 and 2010

Finance lease transactions, that do not involve the transfer of ownership to the lessee.

(i) Description of Lease assets

 Property, plant and equipment: Equipment and Property

‚ Intangible assets: Software

(ii) Depreciation of lease assets is calculated under the method as set forth in Note 2 (c).

(b) Operating Lease Transactions

Future minimum lease payments subsequent to March 31, 2011 and 2010 for noncancelable operating lease transactions are as follows:

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Due within one year	¥0	¥0	$0
Due after one year	1	2	0

Total	¥2	¥3	$0

16. Financial instruments and related disclosure

Previous Fiscal Year (April 1, 2009 to March 31, 2010)

1. Status of financial instruments

(1) Initiatives for financial instruments

Based on the JFC Act, we are a governmental financial institution founded for the purpose of supplementing the financing conducted by general financial institutions and contributing to the development of the Japanese and global economic society and the improvement of the lifestyle of citizens.

The budget required for governmental financial operations is decided on by the Diet of Japan, and business plans and financial plans (funds for fiscal investment and loans, bonds, general accounting investment, equity participation, etc.) are appended to the budget and submitted to the Diet of Japan.

These operations are classified into Micro Business and Individual Operations; Agriculture, Forestry, Fisheries and Food Business Operations; SME Loan Programs and Securitization Support Programs (Guarantee-type Operation); Securitization Support Programs (Purchase-type Operation); Credit Insurance Programs; JBIC Operations and Operations to Facilitate Crisis Responses. Accounts are made for each classification (“operation account”) for accounting treatment.

The funds procured by JFC for fiscal investment and loans, bonds, general accounting investment are managed separately by each operation account. In principle, it is assumed that funds intended for one operation account will not be used for another operation account. Accordingly, asset and liability management is conducted for the risks associated with financial assets and liabilities for each operation account. Note that financial instruments that can be used for the management of surplus funds are limited to extremely safe instruments such as Japanese government bonds, etc., as stipulated by The JFC Act.

The Account for Micro Business and Individual Operations is for operations, such as business fund financing and educational loans, etc., aimed at micro businesses and individuals. To conduct these operations funds are raised through the borrowing of fiscal investment funds and loans and the issuing of bonds. ALM (asset and liability management) is conducted for financial assets and liabilities in this account to ensure that interest rate fluctuations do not have an adverse effect on these operations.

In the Account for Agriculture, Forestry, Fisheries and Food Business Operations, the main operations consist of supplementing the financing provided by general financial institutions and supplying long-term funds at a low interest rate aimed at businesses engaged in agriculture, forestry, fisheries and food manufacturing, etc., in order to contribute to the sustainable and robust development of the agriculture, forestry, fisheries business and ensure the stable supply of food. To conduct these operations funds are raised through borrowing from fiscal investment funds and loans and the issuing of bonds. Asset and liability management is conducted for the risks inherent in the financial assets and liabilities in this account.

In the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), a stable supply of long-term funds is provided to supplement private sector financial institutions in order to support the growth and development of SMEs. To conduct these operations, funds are raised primarily through indirect financing by borrowing from the government and direct financing through the issuing of bonds. Also, derivative transactions are conducted for the purpose of mitigating risk inherent in foreign currency denominated transactions.

Operations in the Account for Securitization Support Programs (Purchase-type Operation) are conducted for the purpose of promoting the supply of unsecured funds to SMEs from private sector financial institutions, etc., utilizing securitization and fostering the securitization market for SME loan claims. To conduct these operations funds are raised through direct financing through the issuing of bonds.

In the Account for Credit Insurance Programs, insurance is provided for the guarantees related to the liabilities on SME loans. To conduct these operations funds are raised through capital investment from the government.

The purpose of the Account for JBIC Operations is to conduct the financing required for “Promoting overseas development and acquisition of strategically important natural resources to Japan”, “Maintaining and improving the international competitiveness of Japanese industries”, “Promoting overseas projects for conserving global environment, such as mitigating global warming”, and “Taking appropriate measures with respect to disruptions to international financial order”. Principal operations consist of export loans, import loans, investment financing, financing for business development and capital investment (including guarantees except for “capital investment”). To conduct these operations funds are raised through borrowing from fiscal investment funds and loans and the issuing of bonds. ALM (asset and liability management) is conducted for financial assets and liabilities in this account that are subject to interest-rate and currency fluctuations to ensure that interest-rate and currency fluctuations do not have an adverse effect on these operations. Also, derivative transactions are conducted for the purpose of mitigating risk inherent in foreign currency denominated transactions.

In the Account for Operations to Facilitate Crisis Responses, financing operations including 1) loans, 2) credit insurance underwriting (a certain portion of compensation paid by JFC to cover losses incurred by specified financial institutions on loans, including equity participation), and 3) interest subsidies (interest subsidies provided by JFC to a specified financial institutions for loans, etc., conducted by specified financial institutions that received a credit facility from JFC ) are conducted for financial institutions specified by the competent minister for domestic and global financial disturbance recognized by the competent minister when a crisis such as a large-scale disaster occurs. To conduct these operations, the financing required for 1) loans is procured through the borrowing from Fiscal Investment and Loan Program (“FILP”), and the issuing of government guaranteed bonds. The loan period and borrowing period are equal, and the financing cost is covered by the interest on the loans. The financing required for 2) credit insurance underwriting, and 3) interest subsidies is procured through equity participation and grants from the government.

(2) Types of financial instruments and risks

The financial assets and liabilities owned by JFC are managed in separate operation accounts, and the risks associated with the financial assets and liabilities contained within each account are described below.

a. Account for Micro Business and Individual Operations

The financial assets in this account mainly include loans to micro business and individuals in Japan, and the financial liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

The associated credit risk consists of risk of losses arising from uncollectable claims on business and educational loans from deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the entity to which credit is granted.

For this operation account, JFC strives to make a proper financing decision in the financial screening process, conducts detailed claims management based on the condition of the borrower after financing is provided, uses statistical management methods, and increases the sophistication of management methods employed. In addition, risks are distributed as the credit portfolio is comprised of small business and educational loans that do not concentrate credit on a specified region or industry. However, based on future economic trends and changes in the business climate of borrowers, the number of borrowers with deteriorated creditworthiness could increase, bringing about requests for financial support including loan restructuring, causing an increase in uncollectable claims and credits costs for this account.

(b) Market risk

The main type of market risk associated with this account is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps arise between assets and liabilities. This account could incur losses from the interest rate risk caused by this gap.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and the FILP agency bonds are secured to finance this account and deposits are not accepted. To maintain daily cash flows, proper measures including establishing overdraft facility accounts with several private sector financial institutions have been taken, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

b. Account for Agriculture, Forestry, Fisheries and Food Business Operations

The financial assets in this account mainly include loans to agriculture, forestry, fisheries and food businesses, and financial liabilities mainly include borrowings, bonds, and entrusted funds. The associated risks are described below.

(a) Credit risk

The associated credit risk consists of risk of losses arising from uncollectable claims on credit to agriculture, forestry, fisheries and food businesses from deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the entity to which credit is granted. For this reason, efforts are made to maintain and improve the soundness of assets through proper financial screening and account management throughout the year.

However, among the majority of borrowers that make up this account, there are many small businesses in the agriculture, forestry, fisheries sector. These businesses are especially susceptible to natural conditions such as weather, etc., so depending on future conditions, uncollectable claims and credits costs for this account could increase.

(b) Market risk

The main type of market risk associated with this account is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the duration of assets and liabilities. However, due to characteristics such as long redemption periods and fixed interest rates that are required by agriculture, forestry, and fisheries policy, duration gaps do arise. This account could incur losses from the interest rate risk caused by this gap.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and the FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and proper measures are taken, including establishing overdraft facility accounts with multiple private sector financial institutions, to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

c. Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

The financial assets in this account mainly include loans and securities for SMEs, and financial liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

The following operations are conducted in this account: (1) Loans to SMEs, (2) Acquisition of bonds issued by SMEs, (3) Securitization of loan claims and bonds of SMEs, (4) Partial guarantee of loan claims for private sector financial institutions and partial guarantee of securitized financial products. Because credit is provided to SMEs, this account could incur uncollectable claims and losses caused by deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the SMEs to which credit is granted.

(b) Market risk

The main types of market risk associated with this account are interest rate risk and exchange rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps arise between assets and liabilities. This account could suffer losses from the interest rate risk caused by this gap.

The exchange rate risk associated with the issue of foreign currency-denominated bonds also applies to this account. However this risk is fully hedged through currency swaps.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions are taken to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

d. Account for Securitization Support Programs (Purchase-type Operation)

The financial assets in this account mainly include securities for SMEs, and financial liabilities mainly include bonds. The associated risks are described below.

(a) Credit risk

The following operations are conducted in this account: (1) Receipt and securitization of loan claims for private sector financial institutions (2) Partial purchase of securitized instruments. Since credit is provided to SMEs in this account, the account risks losses arising from uncollectable claims caused by deterioration in creditworthiness of the SMEs to which credit is granted and the resulting drop in value of securitized instruments owned.

(b) Market risk

The main type of market risk associated with this account is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities.

(c) Liquidity risk

Long-term and stable funds such as FILP agency bonds are secured to finance this account and deposits are not accepted. Proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

e. Account for Credit Insurance Programs

The financial assets in this account mainly include Due from bank. Long-term and stable funds such as investments from the Japanese government are secured to finance this account and deposits are not accepted.

f. Account for JBIC Operations

The assets in this account mainly include loans to borrowers in Japan and overseas, and securities, and liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

Credit risk is the risk that the account will suffer losses if the financial condition of the borrower deteriorates and the value of assets (including off-balance sheet assets) decrease or disappear.

The credit risks associated with this account include sovereign risk, country risk, and corporate risk. Characteristic of support for overseas economic transactions conducted in this account, much financing is conducted for overseas governments, governmental institutions, and overseas corporations. Much of the credit risk associated with the credit provided typically consists of sovereign or country risk.

As a result, if the financial condition of the individual borrower significantly deteriorates due to political and economic trends in the borrower’s country or region, the performance and financial condition of these operations can be adversely affected.

(Note) Sovereign risk refers to risk associated with credit supplied to foreign governments, country risk refers to risk associated with the country in which the corporation is located, and corporate risk refers to the risk associated with credit supplied to corporations.

(b) Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet assets) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet assets) will fluctuate and losses will be incurred due to the fluctuation of various market risk factors such as interest rates, exchange rates, etc.

The market risk associated with this account mainly consists of exchange rate risk and interest rate risk, and losses could be suffered from these risks from market fluctuations. However, in principle, these risks are mitigated through interest rate swaps, currency swaps, and forward exchange transactions.

In this account hedge accounting is used for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the market fluctuation risk associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

In this account hedge accounting is used for foreign exchange hedges, where currency swaps and foreign exchange forward contracts are used to hedge items such as loans, borrowings, and bonds for exchange rate fluctuation risk. The effectiveness of the hedging currency-swaps and forward contracts, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies, is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(c) Liquidity risk

Long-term and stable funds, such as fiscal loan funds, government-backed bonds, and FILP agency bonds, are secured to finance this account and deposits are not accepted, with the result that JFC considers liquidity risk to be limited. However, financing costs could increase due to market disturbances and unexpected events.

g. Account for Operations to Facilitate Crisis Responses

The financial assets in this account mainly include loans and financial liabilities against designated financial institutions, and the financial liabilities include borrowings. The associated risks are described below.

(a) Credit risk

The main financial assets in this account are loans of funds to designated financial institutions that are required to conduct Operations to Facilitate Crisis Responses. The associated credit risk consists of risk of losses arising from uncollectable claims due to deterioration in creditworthiness of the designated financial institution.

JFC is liable for compensation to cover losses incurred by designated financial institution on loans to third parties. This account could incur losses if the payment of compensation fluctuates from the projected compensation payments caused by significant changes in the creditworthiness or economic condition of the third party business.

(b) Market risk

The operations of this account consist of loans to designated financial institutions, and fiscal investment and loans and issues of government-backed bonds are used for financing. Interest rate risk is believed to be limited because the loan period and borrowing period are equal, and the financing cost is covered by the interest on the loans.

(c) Liquidity risk

Long-term and stable funds such as fiscal investment and loans and government-backed bonds are used to finance this account and deposits are not accepted. Sufficient short-term liquidity is secured for compensation payment funds towards designated financial institutions, and liquidity risk is believed to be limited. However borrowings are exposed to liquidity risk if an unexpected event occurs and payment cannot be made on the payment date.

(3) Risk management structure for financial instruments

JFC has a Corporate Governance Committee established to properly conduct management in order to comprehensively handle risks faced, including risks associated with financial instruments, to ensure the sustained and stable realization of the financing policies of the function.

For each type of risk, management policies and procedures have been created to handle the specific types of credit risks, market risks, and liquidity risks for financing associated with each operation, and a structure has been established to smoothly handle these tasks in each operation. The risk management structure for each type of operation is described below.

a. Micro Business and Individual Operations

The risk management structure of these operations is described below.

(a) Credit risk management

For these operations, JFC has a structure to manage the credit risk of loans through (i) individual credit management, (ii) asset self assessment, and (iii) quantification of credit risk in accordance with regulations concerning financing operations and claims management operations, and management regulations concerning credit risk. This credit risk management is conducted by the credit department and risk management department as well as each branch office, and business operations meetings are regularly held with the General Manager acting as chairman to conduct discussions and reporting.

The specific risk management method is described below.

(i) Individual credit management

The financial screening process associated with these operations to support appropriate financing decisions is based on consideration of the borrower’s financial condition in terms of eligibility for financing, validity of the use of funds, profitability and sustainability of the business, as well as the business’s qualitative aspects such as technical capabilities, selling power, and the future potential of the business.

Efforts are made to carefully manage claims after financing has been conducted through assessment of the future business outlook and repayment capacity.

(ii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment. In this process, first stage assessments are conducted by the branch offices, second stage assessments by the credit department, and internal inspections by the auditing department. The results of this self assessment are used to properly estimate write-off and allowance, and are used internally for the constant assessment of the credit conditions of the operations. They are also actively used for the disclosure of the quality of assets to enhance the transparency of financial position for the operations.

(iii) Quantification of credit risk

A credit scoring model for borrowers based on analysis of transaction data collected over a number of years has been developed for these operations. Starting in Fiscal Year 2007, credit scores have been assigned to borrowers, and these scores have been used for screening procedures and to monitor credit portfolios since Fiscal Year 2008. The reliability of this scoring model is ensured through continual recalibration based on annual inspections of the model’s accuracy.

In addition, to assess the overall risk of the portfolio, efforts are made to quantify credit risk through methods that take into consideration the extremely diversified nature of the portfolios for these operations.

(b) Market risk management

These operations are subject to the interest rate risk caused by the cash flow gap between assets and liabilities, and the operations could incur losses caused by this risk. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and appropriate risk management is carried out to reduce interest rate risk by diversifying the year of issue for bonds.

(c) Liquidity risk management related to fund procurement

To conduct proper risk management in these operations, long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and overdraft facility accounts are established with multiple private sector financial institutions to maintain daily cash flows.

b. Agriculture, Forestry, Fisheries and Food Business Operations

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations, credit risk is properly managed through (i) individual credit management, (ii) credit rating, (iii) asset self assessment, and (iv) quantification of credit risk.

(i) Individual credit management

The screening process for these operations includes screening of the probability of repayment based on eligibility for financing, validity of the financing conditions, and the future potential of the business. Particularly, screening for the certainty of repayment is conducted with a screening standard that gives sufficient consideration to the specific industry (agriculture, forestry, and fisheries) risks. This consists of close examination of the creditworthiness, investment risk, and investment effect of the borrower, and comprehensive verification and confirmation of repayment ability that takes into account feasibility of the payment and repayment plan, and suitability of financing conditions.

Efforts are also made to continuously assess the customer’s economic condition, and maintain and improve the soundness of loan assets through active and detailed support activities.

(ii) Credit rating

These operations strive to maintain and improve the quality of loan assets by using ratings for early discovery of customers with business conditions that could be cause for concern in order to enact business support. Ratings are assigned based on a model built using internal data. The reliability of this scoring model is ensured through continual recalibration based on annual inspection of the model’s discrimination accuracy.

The credit ratings are also used for individual credit management, asset self assessment, and quantification of credit risk as the basis for credit risk management. For this reason reassessment of the credit ratings system is conducted as required.

(iii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment.

In this process, first stage assessments are conducted by the branch offices, second stage assessments by the credit department, and internal inspections by the auditing department.

The results of this self assessment are used to appropriately estimate write-off and allowance, and are used internally for the constant assessment of the credit conditions of the operations. They are also actively used for the disclosure of the quality of assets to enhance the transparency of financial position for the operations.

(iv) Quantification of credit risk

To assess the overall risk of the portfolio, credit risks are quantified for internal management in these operations.

(b) Market risk management

The main type of market risk associated with this account is interest rate risk. It is JFC policy to minimize interest rate risk by matching the duration of assets and liabilities. However, due to characteristics such as long redemption periods and fixed interest rates that are required by agriculture, forestry, fisheries policy, duration gaps arise. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and to conduct proper risk management by attempting to reduce interest rate risk through the provision of long-term financing.

(c) Liquidity risk management related with fund procurement

Long-term and stable funds such as fiscal investment and loans and FILP agency bonds are secured to finance this account and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions have been taken to maintain daily cash flows for proper risk management.

c. SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

The risk management structure for these operations is described below.

(a) Credit risk management

(i) Individual credit management

For financing operations, the financing decision is conducted upon assessment of the situation of company applying for funds from a fair and neutral position and verification of the certainty of repayment and validity of use of funds.

Since these financing operations specialize in long-term funding for businesses, in the screening process, verification assessment is made of the likelihood of long-term repayment focusing on business profits as well as on overall judgment being made on the certainty of repayment.

An overall judgment of the company’s enterprise power is made, not limited to a quantitative analysis focusing on the financial statements, but taking into consideration various management activities including the combination of people, money, and other factors that makes up the company and the future prospects of the company that has applied for funds.

We strive to continuously assess the situation after financing has been granted through review of financial reports and regular company visits. Based on the classification of the borrower or otherwise as required, and after consideration of the results of management improvement plans, follow ups will be conducted as required to define transaction policy.

In addition, in order to support the growth and development of the borrower, we will strive to give as much feedback as possible on the screening results and provide consultation support to help resolve management issues. In particular, we will support companies struggling to respond to changes in the business environment by formulating business improvement plans through methods such as preparing and submitting management improvement proposals.

(ii) Credit rating

A credit scoring model based on analysis of transaction data collected over the years for borrowers has been developed for these operations and has been used in the screening process. In Fiscal Year 2002 this tool was developed for credit rating, and a credit rating system based on a new scoring model was introduced in Fiscal Year 2007 to improve default determination accuracy. In this manner, credit risk is being adequately evaluated.

(iii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment. Classification of borrowers is being conducted based on the new credit rating system introduced in Fiscal Year 2007.

First stage assessments of borrower classification and asset type are conducted by the front offices and second stage assessments by a separate credit department. An auditing department independent from the other sections then conducts an internal inspection to verify the accuracy of assessments.

(iv) Quantification of credit risk

In addition to the individual credit management described above, from 2005 we started monitoring and quantifying credit risks to assess the overall risk of the credit portfolio to further improve the efficiency of financing operations and the quantification and management of credit risk.

(v) Credit risk management for securitization support operations

In the securitization support operations since July, 2004, we have used scoring models such as our proprietary creditworthiness measurement tool which was developed based on the analysis of transaction data collected over the years for SMEs, and a Credit Risk Database (CRD) to conduct screening. In addition, statistical methods such as Monte Carlo simulations are used to accurately assess the overall credit risk for pools of claims to establish a proper guarantee rate based on credit risk.

After guarantees have been conducted, accurate assessment of credit risk is conducted through confirmation of the repayment status, submission of financial reports, and regular reassessment of the pool of claims.

(b) Market risk management

(i) Interest rate risk

The main type of market risk associated with these operations is interest rate risk. It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps do arise between assets and liabilities. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and conduct proper risk management by attempting to reduce interest rate risk by diversifying the year of issue for bonds.

(ii) Exchange rate risk

It is JFC policy to fully hedge through use of currency swaps, the exchange rate risk of issues of foreign-currency denominated debt securities. The counterparty risk associated with swaps is managed through regular assessment of the fair value and risk exposure of the swap transaction for counterparties, and the creditworthiness of counterparties.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions, have been taken to maintain daily cash flows for proper risk management.

d. Securitization Support Programs (Purchase-type Operation)

The risk management structure for these operations is described below.

(a) Credit risk management

In the securitization support operations, we use scoring models such as our proprietary creditworthiness measurement tool developed based on analysis of transaction data collected over a number of years for SMEs, and a CRD (Credit Risk Database) to conduct screening. In addition, statistical methods such as Monte Carlo simulations are used to accurately assess the overall credit risk for pools of claims to establish a proper return based on credit risk.

(b) Market risk management

The main type of market risk associated with these operations is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities, and we believe that interest rate risk is limited.

(c) Liquidity risk management related with fund procurement

It is believed that liquidity risk is limited because a system has been adopted to minimize liquidity risk and sufficient funding support can be expected from the government.

e. Credit Insurance Programs

The risk management structure for these operations is described below.

Financing is provided from government funds. Efforts are made for proper risk management through the assessment of cash flows.

f. JBIC Operations

The risk management structure for these operations is described below.

(a) Credit risk management

The basis of credit risk management is centered on individual credit management based on the creditworthiness of the borrower during the credit approval process.

When a new credit application is processed, the relevant finance departments (sales promotion department) and credit departments collect and analyze information on the borrower. The overseas representative offices also play a part in collecting information on foreign governments and corporations. Credit appraisal takes place based on the information that has been gathered and analyzed, with the different departments ensuring appropriate check throughout the process, leading to the final decision by the management.

For lending to foreign governments and corporations, JFC makes most use of its position as a public institution and exchanges views and information with governments and other authorities in recipient countries, international institutions such as the IMF and the World Bank, other regional development banks and official export credit agencies as well as private financial institutions in the industrial countries. Using all these channels, JFC evaluates sovereign or country risk (risk in addition to corporate risk associated with the country in which the corporation is located) based on a broad range of information on government and government agency borrowers as well as political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self assessment system based on the Financial Inspection Manual. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. The credit management situation is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not contained in private sector financial institutions, for official claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program upon agreement with the IMF in order to secure the ability to sustainably service its debt. In view of JFC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its official claims on foreign governments.

Besides the individual credit management outlined above, credit risks are quantified to assess the overall risk of the portfolio in these operations. To quantify credit risks, it is important to take into account the characteristic of the loan portfolio, that there are a significant proportion of long-term loans and loans involving sovereign risk or country risk. Also to be taken into account is the mechanism of securing assets, such as the framework of international financial assistance to debtor countries through the Paris Club, which is unique to official creditors. This account uses a unique model to quantify the credit risk taking account of the above explained elements and measures amount of credit risk, which are utilized for credit risk management.

(b) Market risk management

ALM is used to manage exchange rate risk and interest rate risk for these operations. Market risk management protocols contain detailed stipulations of risk management methods and procedures, which are used by the ALM Committee to assess and confirm the execution of ALM, and for discussions concerning future responses. In addition, monitoring is conducted through gap analysis and interest rate sensitivity analysis to comprehensively assess the interest and terms of financial assets and liabilities. The results are regularly reported to the ALM Committee

The basic policy for managing exchange rate risk and interest rate risk in these operations is described below.

(i) Exchange rate risk

Foreign currency-denominated loans conducted in these operations involve risks related to exchange rate fluctuations. We have a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange transactions.

(ii) Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

 Yen-denominated loan operations

For the most part, funding for yen-denominated loans is managed at fixed-rate interest. Currently, interest rate risk for yen-denominated loans is limited since maturity of loans and the related funding arrangements are generally matched. In addition, swaps are used to hedge interest rate risk for portions of loans that are thought to have high exposures to interest rate fluctuation risk.

‚ Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the consistent policy of using interest rate swaps and managing funds with floating interest rates for both loans and related funding arrangements.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are used to finance these operations and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions are taken to maintain daily cash flows for proper risk management.

(d) Derivatives transactions

A protocol of internal checks with separate divisions executing transactions, assessing the effectiveness of hedges, and conducting office management has been established for derivatives transactions, and these transactions are conducted according to derivatives-related regulations.

g. Operations to Facilitate Crisis Responses

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct asset self assessment. In the asset self assessment, an inspection is conducted by the auditing department.

(b) Market risk management

        These operations consist of loans to designated financial institutions, and fiscal investment and loans and issues of government-backed bonds are used for financing. The loan period and borrowing period are equal.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal investment and loans and government-backed bonds are secured to finance this account and deposits are not accepted. In addition, the loan period and borrowing period are equal. Sufficient short-term liquidity is secured for compensation payment funds towards designated financial institutions, and liquidity risk is believed to be limited. In addition, continual efforts are being made to make financing plans more sophisticated and minimize liquidity risk.

(4) Supplementary explanation concerning fair value of financial instruments

The fair value of financial instruments includes amounts based on market value and amounts that have been reasonably estimated when no market value is available. Set valuation inputs are used for the calculation of this amount, and if different valuation inputs are used the resulting amount could vary.

2. Fair value of financial instruments

The amount in the balance sheets at March 31, 2010, and the related fair value, and difference is as follows. Note that unlisted securities whose fair value is extremely difficult to be determined are not included in the following chart (refer to Note 3).

(In millions of yen)

	Amount on Balance Sheet	Fair value	Difference
(1) Cash and due from banks	¥3,734,767	¥3,735,638	¥870
(2) Securities
Held to maturity debt securities	25,113	26,100	986
(3) Loans and bills discounted	29,178,591
Allowance for loan losses (*1)	(419,160)
	28,759,431	29,305,931	546,500

Total assets	32,519,312	33,067,670	548,358

(1) Borrowings (2) Bonds payable (3) Entrusted funds	21,088,589 5,949,515 37,288	21,397,131 6,101,298 27,858	308,541 151,782 (9,429)

Total liabilities	27,075,393	27,526,288	450,894

Derivative transactions (*2) Derivative transactions not qualifying for hedge accounting Derivative transactions qualifying for hedge accounting	— 691,423	— 691,423	— —

Total derivative transactions	¥691,423	¥691,423	¥—

(*1) General allowance for loan losses and specific allowance for loan losses have been deducted from loans.

(*2) Derivatives recorded in “other assets and other liabilities” are collectively displayed.

The net values of assets and liabilities arising from derivative transactions are displayed. The figures in parenthesis indicate net liabilities.

(Note 1)	Valuation methodologies used for estimating fair values for financial instruments

Assets

(1) Cash and due from banks

For Due from banks that do not mature or have a maturity under 3 months, the carrying amount is used as fair value because fair value resembles the carrying amount approximates to the fair value. For due from banks that have a maturity over 3 months, fair value is based on the present value calculated by discounting future cash flow by the risk free rate (the standard Japanese government bond rate) based on the appropriate deposit term.

(2) Securities

Market value is used for securities. However for corporate bonds in the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), the carrying amount is used as fair value because fair value approximates the carrying amount.

Notes for securities by purpose of holding are found in “note 17. Market Value of Securities”.

(3) Loans and bills discounted

Loans, including loans with variable interest rates and loans with fixed interest rates, are calculated as follows.

a. Account for Micro Business and Individual Operations

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by the interest rate assumed to be used if a new loan were conducted based on the type and period of loan.

However for claims that are not performed or could default, allowance for loan losses is provided based on the expected collectable amount from the collateral or guarantee. Fair value approximates the amount on the balance sheet on the closing date net of the allowance for loan losses, and therefore, this amount is used for fair value.

b. Account for Agriculture, Forestry, Fisheries and Food Business Operations

All loans have a fixed interest rate and fair value is calculated by discounting the risk-reflected principal and interest that incorporates risk by the risk free rate (the standard Japanese government bond rate) based on the type of borrower and period of loan.

c. Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

All loans have a fixed interest rate and fair value is calculated for borrowers in possibility of bankruptcy by discounting the risk-adjusted principal and interest by type of borrower using the risk free rate (the standard Japanese government bond rate). However for obligations on bankrupt borrowers or substantially bankrupt borrowers, allowance for loan losses is provided based on the expected collectable amount from the collateral or guarantee. Fair value resembles the amount on the balance sheet on the closing date net of allowance for loan losses, and therefore, this amount is used for fair value.

d. Account for Securitization Support Programs (Purchase-type Operation)

Not applicable

e. Account for Credit Insurance Programs

Not applicable

f. Account for JBIC Operations

For loans with variable interest rates an amount calculated by the floating rate note method to reflect market interest rates over the short term is used for fair value.

For loans with fixed interest, the total principal and interest is discounted by a risk free rate that incorporates the default ratio and coverage ratio to calculate fair value. However for obligations on bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers a provision for bad debt is calculated based on the expected collectable amount from the collateral or guarantee. Fair value approximates the amount on the balance sheet on the closing date after a deduction has been made for the provision for bad debt, so this amount is used for fair value.

g. Account for Crisis Response Operations

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by type of borrower and period of loan using the interest rate estimated from the market yield of bonds issued by the borrower.

Liabilities

(1) Borrowings

Borrowings with variable interest rates indicates that short-term market interest rates and the credit conditions of JFC are not significantly altered by borrowings. Therefore, the carrying amount is used as fair value because it is believed that the carrying amount approximates the fair value. For borrowings with a fixed interest rate, in principle, fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate) based on the set period of loan.

(2) Bonds payable

Market value is used for fair value of bonds. However, bonds that are subject to hedging with forward contracts are treated as yen-denominated bonds with fixed interest, and the fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate).

(3) Entrusted funds

Fair value is calculated by discounting the principal and interest of the entrusted fund by the risk free rate (the standard Japanese government bond rate) based on the set period.

Derivative transactions

Derivative transactions are discussed under note 18 “Derivative transactions”.

(Note 2)	For credit insurance underwriting, the credit decision is conducted by a specified financial institution, and it is the structure for JFC not to participate in the credit decision for the individual subject to compensation at the time of loan, and therefore JFC does not retain the financial data of the individuals subject to compensation. Accordingly, it is recognized that fair value is extremely difficult to be determined.

The amount of compensation underwritten for compensation security contract is as follows.

Balance of compensation underwritten: ¥1,242,750 million.

Compensation loss reserve: ¥87,310 million.

(Note 3) Financial instruments that are recognized to be extremely difficult to be determined fair value are as follows.

They are not included in “Assets, (2) Securities” or “Liabilities, (1) Borrowings”

(In millions of yen)
Classification	Carrying amount on balance sheet
1) Unlisted stocks (*1)	¥22,529
2) Corporate bonds (specified asset-backed securities) (*2)	2,131
3) Other securities (trust beneficiary securities) (*2)	3,242
4) Partnership investments (*3)	23,780
5) Borrowings from general account of the national budget (*4)	131,300
6) Borrowings from the FILP special account (investment account) of the national budget (*5)	770

Total	¥183,754

(*1)	Since unlisted stocks do not have quoted market prices available and fair value is extremely difficult to be determined, fair values are not stated.

(*2)	Corporate bonds (specified asset-backed securities) and other securities (trust beneficiary securities) do not have a market value.

These are securities issues backed by loan claims on SMEs originating from multiple financial institutions. The following steps are followed when constructing the subordination structure for the securities:

(1) First, groups of loan claims from the financial institutions are put into sub-pools, and the most subordinated section is removed;

(2) The remainder of the sub-pool besides the most subordinated section is treated as an amalgamate and divided into levels of senior and subordinate

For this reason, to evaluate the fair value of other securities (trust beneficiary securities) owned by JFC that have been amalgamated , the individual financial data for the borrowers that back the securities issue is required. Because JFC is not structured to continuously acquire this data, fair value is extremely difficult to be determined and is not stated.

(*3)	For partnership investments composed of unlisted stocks that do not have quoted market prices available and for which fair value is extremely difficult to be determined fair values are not stated.

(*4)	For borrowings from general account of the national budget, fair values are not stated because it is recognized that fair value is extremely difficult to be determined because no redemption period is stipulated and it is not possible to reasonably estimate future cash flows.

(*5)	For borrowings from the FILP special account (investment account) of the national budget, fair values are not stated because it is recognized that fair value is extremely difficult to be determined for the following reason: an interest rate is not set at the time of borrowing, as this type of borrowing consists of a scheme in which a lump interest payment is made after the final installment payment redemption and it is not possible to reasonably estimate future cash flows.

(Note 4) Redemption schedule for receivables and redeemable securities with future redemption dates

	(In millions of yen)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Due from banks (*1)	3,734,531	—	—	—	—	—
Securities (*2) Held-to-maturity debt securities	3,913	40	—	20,983	—	—
Loans and bills discounted (*2)	3,952,780	8,630,361	6,928,240	3,759,705	2,824,098	2,508,571

Total	7,691,224	8,630,401	6,928,240	3,780,689	2,824,098	2,508,571

(*1)	Demand deposits contained within due from banks are stated as “Maturities within one year”.

(*2)	Within loans and securities, claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers contains an amount of ¥467,832 million that is not expected to be redeemed and not included in the table above. In addition, in the Account for Micro Business and Individual Operations, there are claims of ¥107,027 million that have redemption problems or could default, and are not expected to be redeemed. This amount is not included in the table, either.

(Note 5) Redemption schedule for bonds and borrowings with future redemption dates

	(In millions of yen)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Borrowings (*)	3,229,606	6,086,052	6,472,809	2,725,039	1,751,760	824,091
Bonds payable	1,106,900	2,352,810	1,502,530	581,476	310,000	100,000
Entrusted fund	—	—	—	62	1,522	35,704

Total	4,336,506	8,438,862	7,975,339	3,306,578	2,063,283	959,795

(*)	In borrowings, ¥131,300 million of general accounting investments with no redemption period stipulated are not included.

Current Fiscal Year (April 1, 2010 to March 31, 2011)

1. Status of financial instruments

(1) Initiatives for financial instruments

Based on the JFC Act, we are a governmental financial institution founded for the purpose of supplementing the financing conducted by general financial institutions and contributing to the development of the Japanese and global economic society and the improvement of the lifestyle of citizens.

The budget required for governmental financial operations is decided on by the Diet of Japan, and business plans and financial plans (funds for the fiscal investment and loans, bonds, general accounting investment, equity participation, etc.) are appended to the budget and submitted to the Diet of Japan.

These operations are classified into Micro Business and Individual Operations; Agriculture, Forestry, Fisheries and Food Business Operations; SME Loan Programs and Securitization Support Programs (Guarantee-type Operation); Securitization Support Programs (Purchase-type Operation); Credit Insurance Programs; JBIC Operations, Financial Operations for Facilitating Realignment of United States Forces in Japan; Operations to Facilitate Crisis Responses; and Operations to Facilitate Specific Businesses Promotion. Accounts are made for each classification (“operation account”) for accounting treatment.

The funds procured by JFC for the fiscal investment and loans, bonds, general accounting investment are managed separately by each operation account. In principle, it is assumed that funds intended for one operation account will not be used for another operation account. Accordingly, ALM is conducted for the risks associated with financial assets and liabilities for each operation account. Note that financial instruments that can be used for the management of surplus funds are limited to extremely safe instruments such as Japanese government bonds, etc., as stipulated by The JFC Act.

The Account for Micro Business and Individual Operations is for operations, such as business fund financing and educational loans, etc., aimed at micro businesses and individuals. To conduct these operations funds are raised through the borrowing of fiscal investment funds and loans and the issuing of bonds. ALM is conducted for financial assets and liabilities in this account to ensure that interest rate fluctuations do not have an adverse effect on these operations.

In the Account for Agriculture, Forestry, Fisheries and Food Business Operations, the main operations consist of supplementing the financing provided by general financial institutions and supplying long-term funds at a low interest rate aimed at businesses engaged in agriculture, forestry, fisheries and food manufacturing, etc., in order to contribute to the sustainable and robust development of the agriculture, forestry, and fisheries business and ensure the stable supply of food. To conduct these operations funds are raised through borrowing from fiscal investment funds and loans and the issuing of bonds. ALM is conducted for the risks inherent in the financial assets and liabilities in this account.

In the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), a stable supply of long-term funds is provided to supplement private sector financial institutions in order to support the growth and development of SMEs. To conduct these operations, funds are raised primarily through indirect financing by borrowing from the government and direct financing through the issuing of bonds. Also, derivative transactions are conducted for the purpose of mitigating risk inherent in foreign currency denominated transactions.

Operations in the Account for Securitization Support Programs (Purchase-type Operation) are conducted for the purpose of promoting the supply of unsecured funds to SMEs from private sector financial institutions, etc., utilizing securitization and fostering the securitization market for SME loan claims. To conduct these operations funds are raised through direct financing through the issuing of bonds.

In the Account for Credit Insurance Programs, insurance is provided for the guarantees related to the liabilities on SME loans. To conduct these operations funds are raised through capital investment from the government.

The purpose of the Account for JBIC Operations is to conduct the financing required for “Promoting overseas development and acquisition of strategically important natural resources to Japan”, “Maintaining and improving the international competitiveness of Japanese industries”, “Promoting overseas projects for conserving the global environment, such as mitigating global warming”, and “Taking appropriate measures with respect to disruptions to international financial order”. Principal operations consist of providing export loans, import loans, investment financing, financing for business development and capital investment (including guarantees except for “capital investment”). To conduct these operations funds are raised through borrowing from the fiscal investment funds and loans and the issuing of bonds. ALM is conducted for financial assets and liabilities in this account that are subject to interest-rate and currency fluctuations to ensure that interest-rate and currency fluctuations do not have an adverse effect on these operations. Also, derivative transactions are conducted for the purpose of mitigating risk inherent in foreign currency denominated transactions.

        In the Financial Account Related to the Financing Operations for Facilitating Realignment of United States Forces in Japan, this account implements, in this fiscal year, necessary operations related to providing loans to necessary projects for promoting the relocation of U.S. forces stationed in Japan. However, this account has not yet executed loans nor procured funds in this fiscal year.

        In the Account for Operations to Facilitate Crisis Responses, financing operations including 1) loans, 2) credit insurance underwriting (a certain portion of compensation paid by JFC to cover losses incurred by specified financial institutions on loans, including equity participation), and 3) interest subsidies (interest subsidies provided by JFC to specified financial institutions for loans, etc., conducted by specified financial institutions that received a credit facility from JFC) are conducted for financial institutions specified by the competent minister for domestic and global financial disturbance recognized by the competent minister when a crisis such as a large-scale disaster occurs. To conduct these operations, the financing required for 1) loans is procured through the borrowing from Fiscal Investment and Loan Program (“FILP”), and the issuing of government guaranteed bonds. The loan period and borrowing period are equal, and the financing cost is covered by the interest on the loans. The financing required for 2) credit insurance underwriting, and 3) interest subsidies is procured through equity participation from the government.

The Account for Operations to Facilitate Specific Businesses Promotion provides loans to designated financial institutions appointed by the competent minister in order to assist in the smooth financing of required funds for the execution of business by companies that develop or manufacture energy and environmentally friendly products. The required funds for these lending operations are financed using fiscal investment and loans. The loan period and borrowing period are equal, and the financing cost is covered by the interest on the loans.

(2) Types of financial instruments and risks

The financial assets and liabilities owned by JFC are managed in separate operation accounts, and the risks associated with the financial assets and liabilities contained within each account are described below.

a. Account for Micro Business and Individual Operations

The financial assets in this account mainly include loans to micro business and individuals in Japan, and the financial liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

The associated credit risk consists of risk of losses arising from uncollectable claims on business and educational loans from deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the entity to which credit is granted.

For this operation account, JFC strives to make a proper financing decision in the financial screening process, conducts detailed claims management based on the condition of the borrower after financing is provided, uses statistical management methods, and increases the sophistication of management methods employed. In addition, risks are dispersed as the credit portfolio is comprised of small business and educational loans that are not concentrated in a specified region or industry. However, based on future economic trends and changes in the business climate of borrowers, the number of borrowers with deteriorated creditworthiness could increase, bringing about requests for financial support including loan restructuring, causing an increase in uncollectable claims and credits costs for this account.

(b) Market risk

The main type of market risk associated with this account is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps arise between assets and liabilities. This account could incur losses from the interest rate risk caused by this gap.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and the FILP agency bonds are secured to finance this account and deposits are not accepted. To maintain daily cash flows, proper measures including establishing overdraft facility accounts with several private sector financial institutions have been taken, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

b. Account for Agriculture, Forestry, Fisheries and Food Business Operations

The financial assets in this account mainly include loans to agriculture, forestry, fisheries and food businesses, and financial liabilities mainly include borrowings, bonds, and entrusted funds. The associated risks are described below.

(a) Credit risk

The associated credit risk consists of risk of losses arising from uncollectable claims on credit to agriculture, forestry, fisheries and food businesses from deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the entity to which credit is granted. For this reason, efforts are made to maintain and improve the soundness of assets through proper financial screening and account management throughout the year.

However, among the majority of borrowers that make up this account, there are many small businesses in the agriculture, forestry, fisheries sector. These businesses are especially susceptible to natural conditions such as weather, etc., so depending on future conditions, uncollectable claims and credits costs for this account could increase.

(b) Market risk

The main type of market risk associated with this account is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the duration of assets and liabilities. However, due to characteristics such as long redemption periods and fixed interest rates that are required by agriculture, forestry, and fisheries policy, duration gaps do arise. This account could incur losses from the interest rate risk caused by this gap.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and the FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and proper measures are taken, including establishing overdraft facility accounts with multiple private sector financial institutions, to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

c. Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

The financial assets in this account mainly include loans and securities for SMEs, and financial liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

The following operations are conducted in this account: (1) Loans to SMEs, (2) Acquisition of bonds issued by SMEs, (3) Securitization of loan claims and bonds of SMEs, and (4) Partial guarantee of loan claims for private sector financial institutions and partial guarantee of securitized financial products. Because credit is provided to SMEs, this account could incur uncollectable claims and losses caused by deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the SMEs to which credit is granted.

(b) Market risk

The main types of market risk associated with this account are interest rate risk and exchange rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps arise between assets and liabilities. This account could suffer losses from the interest rate risk caused by this gap.

The exchange rate risk associated with the issue of foreign currency-denominated bonds also applies to this account. However this risk is fully hedged through currency swaps.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions are taken to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

d. Account for Securitization Support Programs (Purchase-type Operation)

The financial assets in this account mainly include securities for SMEs, and financial liabilities mainly include bonds. The associated risks are described below.

(a) Credit risk

The following operations are conducted in this account: (1) Receipt and securitization of loan claims for private sector financial institutions and (2) Partial purchase of securitized instruments. Since credit is provided to SMEs in this account, the account risks losses arising from uncollectable claims caused by deterioration in creditworthiness of the SMEs to which credit is granted and the resulting drop in value of securitized instruments owned.

(b) Market risk

The main type of market risk associated with this account is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities.

(c) Liquidity risk

Long-term and stable funds such as FILP agency bonds are secured to finance this account and deposits are not accepted. Proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

e. Account for Credit Insurance Programs

The financial assets in this account mainly include deposits and securities. The associated risks are described below.

(a) Market risk

The market risk that this account is exposed to mainly comprises interest rate risk.

However, this account is exposed to limited interest rate risk because funds procured through government investments are managed using highly stable instruments including Japanese government bonds.

(b) Liquidity risk

This account does not accept deposits and since long-term stable funds such as investments from the Japanese government are secured to finance this account, and liquidity risk is considered to be limited.

f. Account for JBIC Operations

The assets in this account mainly include loans to borrowers in Japan and overseas, and securities, and liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

Credit risk is the risk that the account will suffer losses if the financial condition of the borrower deteriorates and the value of assets (including off-balance sheet assets) decrease or disappear.

The credit risks associated with this account include sovereign risk, country risk, corporate risk, and project risk. Characteristic of support for overseas economic transactions conducted in this account, much financing is conducted for overseas governments, governmental institutions, and overseas corporations. Much of the credit risk associated with the credit provided typically consists of sovereign or country risk.

As a result, if the financial condition of the individual borrower significantly deteriorates due to political and economic trends in the borrower’s country or region, the performance and financial condition of these operations can be adversely affected.

(Note) Sovereign risk refers to risk associated with credit supplied to foreign governments, country risk refers to risk associated with the country in which the corporation or project is located (risk, in addition to corporate risk or project risk, associated with the country in which the corporation or the project is located), and corporate risk refers to the risk associated with credit to corporations and project risk refers to the risk that the cash flow of an underlying project will not perform as planned, in the case of project finance, where the repayment of the borrowing is primarily secured by the cash flow of the project to which credit is supplied.

(b) Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet assets) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet assets) will fluctuate and losses will be incurred due to the fluctuation of various market risk factors such as interest rates, exchange rates, etc.

The market risk associated with this account mainly consists of exchange rate risk and interest rate risk, and losses could be suffered from these risks from market fluctuations. However, in principle, these risks are mitigated through interest rate swaps, currency swaps, and forward exchange transactions.

In this account hedge accounting is used for interest rate hedges, where the hedging instruments are interest rate swaps to hedge the market fluctuation risk associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

In this account hedge accounting is used for foreign exchange hedges, where currency swaps and foreign exchange forward contracts are used to hedge items such as loans, borrowings, and bonds for exchange rate fluctuation risk. The effectiveness of the hedging currency-swaps and forward contracts, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies, is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(c) Liquidity risk

Long-term and stable funds, such as fiscal loan funds, government-backed bonds, and FILP agency bonds, are secured to finance this account and deposits are not accepted, with the result that JFC considers liquidity risk to be limited. However, financing costs could increase due to market disturbances and unexpected events.

g. Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan

         As no lending was executed in this account which was launched in this fiscal year, the only financial assets held in this account are cash deposits. Accordingly there are no financial liabilities present, and the following risks are considered to be limited.

(a) Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet assets) will fluctuate and losses will incurred, or profits derived from assets and liabilities (including off-balance sheet assets) will fluctuate and losses will incurred due to the fluctuation of various market risk factors such as interest rates, exchange rates, etc.

In this fiscal year, the only financial assets or liabilities held in this account are cash deposits, therefore market risk is considered to be limited.

(b) Liquidity risk

The liquidity risk of this account is considered to be limited since it does not accept deposits nor has executed a loan in this fiscal year. In addition to that, it secures stable funds from government grants only.

h. Account for Operations to Facilitate Crisis Responses

         The financial assets in this account mainly include loans and financial liabilities against designated financial institutions, and the financial liabilities include borrowings. The associated risks are described below.

(a) Credit risk

The main financial assets in this account are loans of funds to designated financial institutions that are required to conduct Operations to Facilitate Crisis Responses. The associated credit risk consists of risk of losses arising from uncollectable claims due to deterioration in creditworthiness of the designated financial institution.

JFC is liable for compensation to cover losses incurred by designated financial institution on loans to third parties. This account could incur losses if the payment of compensation fluctuates from the projected compensation payments caused by significant changes in the creditworthiness or economic condition of the third party business.

(b) Market risk

The operations of this account consist of loans to designated financial institutions, and fiscal investment and loans are used for financing. Interest rate risk is not present as a type of market risk because the terms and conditions of the loans and borrowings are equal and the financing cost is covered by the interest on the loans.

(c) Liquidity risk

Long-term and stable funds such as fiscal investment and loans and government-backed bonds are used to finance this account and deposits are not accepted. Sufficient short-term liquidity is secured for compensation payment funds towards designated financial institutions, and liquidity risk is considered to be limited. However borrowings are exposed to liquidity risk if an unexpected event occurs and payment cannot be made on the payment date.

i. Account for Operations to Facilitate Specific Businesses Promotion

The financial assets in this account mainly include loans and financial liabilities against financial institutions, and the financial liabilities include borrowings. The associated risks are described below.

(a) Credit risk

The main financial assets in this account are loans to designated financial institutions that are required to conduct specific businesses promotion operations. The associated credit risk consists of risk of losses arising from uncollectable claims due to deterioration in creditworthiness of the designated financial institution.

(b) Market risk

The operations of this account consist of loans to designated financial institutions, and fiscal investment and loans are used for financing. Interest rate risk is not present as a market risk because the terms and conditions of the loans and borrowings are equal, and the financing cost is covered by the interest on the loans.

(c) Liquidity risk

Long-term and stable fiscal investment and loans are used to finance this account and deposits are not accepted. As a result, liquidity risk is considered to be limited. However, borrowings are exposed to liquidity risk that payment cannot be made on the payment date due to unexpected events.

(3) Risk management structure for financial instruments

        JFC has a Corporate Governance Committee established to properly conduct management in order to comprehensively handle risks faced, including risks associated with financial instruments, to ensure the sustained and stable realization of the financing policies of the function.

For each type of risk, management policies and procedures have been created to handle the specific types of credit risks, market risks, and liquidity risks for financing associated with each operation, and a structure has been established to smoothly handle these tasks in each operation. The risk management structure for each type of operation is described below.

a. Micro Business and Individual Operations

The risk management structure of these operations is described below.

(a) Credit risk management

For these operations, JFC has a structure to manage the credit risk of loans through (i) individual credit management, (ii) asset self assessment, and (iii) quantification of credit risk in accordance with regulations concerning financing operations and claims management operations, and management regulations concerning credit risk. This credit risk management is conducted by the credit department and risk management department as well as each branch office, and business operations meetings are regularly held with the General Manager acting as chairman to conduct discussions and reporting.

The specific risk management method is described below.

(i) Individual credit management

The financial screening process associated with these operations to support appropriate financing decisions is based on consideration of the borrower’s financial condition in terms of eligibility for financing, validity of the use of funds, profitability and sustainability of the business, as well as the business’s qualitative aspects such as technical capabilities, selling power, and the future potential of the business.

Efforts are made to carefully manage claims after financing has been conducted through assessment of the future business outlook and repayment capacity.

(ii) Asset self assessment

        For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment. In this process, first stage assessments are conducted by the branch offices, second stage assessments by the credit department, and internal inspections by the auditing department. The results of this self assessment are used to properly estimate write-off and allowance, and are used internally for the constant assessment of the credit conditions of the operations. They are also actively used for the disclosure of the quality of assets to enhance the transparency of financial position for the operations.

(iii) Quantification of credit risk

A credit scoring model for borrowers based on analysis of transaction data collected over a number of years has been developed for these operations. Starting in Fiscal Year 2007, credit scores have been assigned to borrowers, and these scores have been used for screening procedures and to monitor credit portfolios since Fiscal Year 2008. The reliability of this scoring model is ensured through continual recalibration based on annual inspections of the model’s accuracy.

In addition, to assess the overall risk of the portfolio, efforts are made to quantify credit risk through methods that take into consideration the extremely diversified nature of the portfolios for these operations.

(b) Market risk management

These operations are subject to the interest rate risk caused by the cash flow gap between assets and liabilities, and the operations could incur losses caused by this risk. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and appropriate risk management is carried out to reduce interest rate risk by diversifying the year of issue for bonds.

These operations do not use quantitative analysis of interest rate risk for risk management purposes.

The primary financial instruments that are subject to interest rate risk in these operations include loans and bills discounted, borrowed money and bonds payable.

         When all other risk variables are fixed, it is considered that a 50 basis point (0.5%) decline in the current interest rate as of March 31, 2011 will cause the fair value after netting of the financial assets and financial liabilities held in this account to increase by ¥55,453 million ($667 million). Conversely, it is considered that a 50 basis point (0.5%) rise in the interest rate will cause the fair value to decrease by ¥27,249 million ($328 million). This impact presumes that risk variables excluding interest rate are fixed, and does not consider the correlation between interest rate and other risk variables. In addition, there is a possibility that these calculated amount may underestimate the impact when interest rate changes beyond the range of reasonably expected fluctuations.

(c) Liquidity risk management related to fund procurement

To conduct proper risk management in these operations, long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and overdraft facility accounts are established with multiple private sector financial institutions to maintain daily cash flows.

b. Agriculture, Forestry, Fisheries and Food Business Operations

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations, credit risk is properly managed through (i) individual credit management, (ii) credit rating, (iii) asset self assessment, and (iv) quantification of credit risk.

(i) Individual credit management

The screening process for these operations includes screening of the probability of repayment based on eligibility for financing, validity of the financing conditions, and the future potential of the business. Particularly, screening for the certainty of repayment is conducted with a screening standard that gives sufficient consideration to the specific industry (agriculture, forestry, and fisheries) risks. This consists of close examination of the creditworthiness of the borrower, investment risk, investment effect, and comprehensive verification and confirmation of repayment ability that takes into account feasibility of the payment and repayment plan, and suitability of financing conditions.

Efforts are also made to continuously assess the customer’s economic condition, and maintain and improve the soundness of loan assets through active and detailed support activities.

(ii) Credit rating

These operations strive to maintain and improve the quality of loan assets by using ratings for early discovery of customers with business conditions that could be cause for concern in order to enact business support. Ratings are assigned based on a model built using internal data. The reliability of this scoring model is ensured through continual recalibration based on annual inspection of the accuracy of the model’s evaluation.

The credit ratings are also used for individual credit management, asset self assessment, and quantification of credit risk as the basis for credit risk management. For this reason reassessment of the credit ratings system is conducted as required.

(iii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment.

In this process, first stage assessments are conducted by the branch offices, second stage assessments by the credit department, and internal inspections by the auditing department.

The results of this self assessment are used to appropriately estimate write-offs and allowances, and are used internally for the constant assessment of the credit conditions of the operations. They are also actively used for the disclosure of the quality of assets to enhance the transparency of the financial position of the operations.

(iv) Quantification of credit risk

To assess the overall risk of the portfolio, credit risks are quantified for internal management in these operations.

(b) Market risk management

The main type of market risk associated with this account is interest rate risk. It is JFC policy to minimize interest rate risk by matching the duration of assets and liabilities. However, due to characteristics such as long redemption periods and fixed interest rates that are required by agriculture, forestry, fisheries policy, duration gaps arise. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and to conduct proper risk management by attempting to reduce interest rate risk through the provision of long-term financing.

These operations do not use quantitative analysis of interest rate risk for risk management purposes.

The primary financial instruments that are subject to interest rate risk in these operations include loans and bills discounted, borrowed money, bonds payable, and entrusted funds.

When all other risk variables are fixed, it is considered that a 50 basis point (0.5%) decline in the current interest rate as of March 31, 2011 will cause the fair value after netting of the financial assets and financial liabilities held in this account to increase by ¥7,829 million ($94 million). Conversely, it is considered that a 50 basis point (0.5%) rise in the interest rate will cause the fair value to decrease by ¥7,902 million ($95 million). This impact presumes that risk variables excluding interest rate are fixed, and does not consider the correlation between interest rate and other risk variables. In addition, there is a possibility that these calculated amount may underestimate the impact when interest rate changes beyond the range of reasonably expected fluctuations.

(c) Liquidity risk management related with fund procurement

Long-term and stable funds such as fiscal investment and loans and FILP agency bonds are secured to finance this account and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions have been taken to maintain daily cash flows for proper risk management.

c. SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

The risk management structure for these operations is described below.

(a) Credit risk management

(i) Individual credit management

For financing operations, the financing decision is conducted upon assessment of the situation of company applying for funds from a fair and neutral position and verification of the certainty of repayment and validity of use of funds.

Since these financing operations specialize in long-term funding for businesses, in the screening process, verification assessment is made of the likelihood of long-term repayment focusing on business profits as well as on overall judgment being made on the certainty of repayment.

An overall judgment of the company’s enterprise power is made, not limited to a quantitative analysis focusing on the financial statements, but taking into consideration various management activities including the combination of people, money, and other factors that makes up the company and the future prospects of the company that has applied for funds.

We strive to continuously assess the situation after financing has been granted through review of financial reports and regular company visits. Based on the classification of the borrower or otherwise as required, and after consideration of the results of management improvement plans, follow ups will be conducted as required to determine the subsequent approach to the transaction.

In addition, in order to support the growth and development of the borrower, we will strive to give as much feedback as possible on the screening results and provide consultation support to help resolve management issues. In particular, we will support companies struggling to respond to changes in the business environment by formulating business improvement plans through methods such as preparing and submitting management improvement proposals.

(ii) Credit rating

A credit scoring model based on analysis of transaction data collected over the years for borrowers has been developed for these operations and has been used in the screening process. In Fiscal Year 2002 this tool was developed for credit rating, and a credit rating system based on a new scoring model was introduced in Fiscal Year 2007 to improve default determination accuracy. In this manner, credit risk is being adequately evaluated.

(iii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment. Classification of borrowers is being conducted based on the new credit rating system introduced in Fiscal Year 2007.

First stage assessments of borrower classification and asset type are conducted by the front offices and second stage assessments by a separate credit department. An auditing department independent from the other sections then conducts an internal inspection to verify the accuracy of assessments.

(iv) Quantification of credit risk

In addition to the individual credit management described above, from 2005 we started monitoring and quantifying credit risks to assess the overall risk of the credit portfolio to further improve the efficiency of financing operations and the quantification and management of credit risk.

(v) Credit risk management for securitization support operations

In the securitization support operations since July, 2004, we have used scoring models such as our proprietary creditworthiness measurement tool which was developed based on the analysis of transaction data collected over the years for SMEs, and a Credit Risk Database (CRD) to conduct screening. In addition, statistical methods such as Monte Carlo simulations are used to accurately assess the overall credit risk for pools of claims to establish a proper guarantee rate based on credit risk.

After guarantees have been conducted, accurate assessment of credit risk is conducted through confirmation of the repayment status, submission of financial reports, and regular reassessment of the pool of claims.

(b) Market risk management

(i) Interest rate risk

The main type of market risk associated with these operations is interest rate risk. It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps do arise between assets and liabilities. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and conduct proper risk management by attempting to reduce interest rate risk by diversifying the year of issue for bonds.

(ii) Exchange rate risk

It is JFC policy to fully hedge through use of currency swaps, the exchange rate risk of issues of foreign-currency denominated debt securities. The counterparty risk associated with swaps is managed through regular assessment of the fair value and risk exposure of the swap transaction for counterparties, and the creditworthiness of counterparties.

(iii) Quantitative information relating to market risk

These operations do not use quantitative analysis of interest rate risk for risk management purposes.

The primary financial instruments that are subject to interest rate risk, which is one of the main risk variables, are loans and bills discounted, borrowed money, and bonds payable.

When all other risk variables are fixed, it is considered that a 50 basis point (0.5%) decline in the current interest rate as of March 31, 2011 will cause the fair value after netting of the financial assets and financial liabilities held in this account to increase by ¥21,612 million ($260 million). Conversely, it is considered that a 50 basis point (0.5%) rise in the interest rate will cause the fair value to decrease by ¥19,865 million ($239 million). This impact presumes that risk variables excluding interest rate are fixed, and does not consider the correlation between interest rate and other risk variables. In addition, there is a possibility that these calculated amount may underestimate the impact when interest rate changes beyond the range of reasonably expected fluctuations.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions, have been taken to maintain daily cash flows for proper risk management.

d. Securitization Support Programs (Purchase-type Operation)

The risk management structure for these operations is described below.

(a) Credit risk management

In the securitization support operations, we use scoring models such as our proprietary creditworthiness measurement tool developed based on analysis of transaction data collected over a number of years for SMEs, and a CRD (Credit Risk Database) to conduct screening. In addition, statistical methods such as Monte Carlo simulations are used to accurately assess the overall credit risk for pools of claims to establish a proper return based on credit risk.

(b) Market risk management

The main type of market risk associated with these operations is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities, and we consider that interest rate risk is limited.

These operations do not use quantitative analysis of interest rate risk for risk management purposes.

The primary financial instrument that is subject to interest rate risk in these operations is securities.

When all other risk variables are fixed, it is considered that a 50 basis point (0.5%) decline in the current interest rate as of March 31, 2011 will cause the market value after netting of the financial assets and financial liabilities held in this account to increase by ¥689 million ($8 million). Conversely, it is considered that a 50 basis point (0.5%) rise in the interest rate will cause this value to decrease by ¥674 million ($8 million). This impact presumes that risk variables excluding interest rate are fixed, and does not consider the correlation between interest rate and other risk variables. In addition, there is a possibility that these calculated amount may underestimate the impact when interest rate changes beyond the range of reasonably expected fluctuations.

(c) Liquidity risk management related with fund procurement

It is considered that liquidity risk is limited because a system has been adopted to minimize liquidity risk and sufficient funding support can be expected from the government.

e. Credit Insurance Programs

The risk management structure for these operations is described below.

(a) Market risk management

The main type of market risk associated with these operations is interest rate risk.

These operations strive to undertake appropriate risk management practices by managing funds procured from government investments through using highly stable instruments such as Japanese government bonds.

The main financial instruments exposed to interest rate risk in these operations are due from banks and securities. These financial instruments do not have material sensitivity to interest rate fluctuations because they are funds raised from government investments primarily managed using short-term maturities.

(b) Liquidity risk management related to fund procurement

        Financing is provided from government funds. Efforts are made for proper risk management through the assessment of cash flows.

f. JBIC Operations

The risk management structure for these operations is described below.

(a) Credit risk management

The basis of credit risk management is centered on individual credit management based on the creditworthiness of the borrower during the credit approval process.

When a new credit application is processed, the relevant finance departments (sales promotion department) and credit departments collect and analyze information on the borrower. The overseas representative offices also play a part in collecting information on foreign governments and corporations. Credit appraisal takes place based on the information that has been gathered and analyzed, with the different departments ensuring appropriate check throughout the process, leading to the final decision by the management.

For lending to foreign governments and corporations, JFC makes most use of its position as a public institution and exchanges views and information with governments and other authorities in recipient countries, international institutions such as the IMF and the World Bank, other regional development banks and official export credit agencies as well as private financial institutions in the industrial countries. Using all these channels, JFC evaluates sovereign or country risk (risk in addition to corporate risk and project risk associated with the country in which the corporation is located) based on a broad range of information on government and government agency borrowers as well as political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self assessment system based on the Financial Inspection Manual. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. The credit management situation is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not contained in private sector financial institutions, for official claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program upon agreement with the IMF in order to secure the ability to sustainably service its debt. In view of JFC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its official claims on foreign governments.

Besides the individual credit management outlined above, credit risks are quantified to assess the overall risk of the portfolio in these operations. To quantify credit risks, it is important to take into account the characteristic of the loan portfolio, namely, that there are a significant proportion of long-term loans and loans involving sovereign risk or country risk. Also to be taken into account is the mechanism of securing assets, such as the framework of international financial assistance to debtor countries through the Paris Club, which is unique to official creditors. This account uses a unique model to quantify the credit risk taking account of the above explained elements and measures amount of credit risk, which are utilized for credit risk management.

(b) Market risk management

ALM is used to manage exchange rate risk and interest rate risk for these operations. Market risk management protocols contain detailed stipulations of risk management methods and procedures, which are used by the ALM Committee to assess and confirm the execution of ALM, and for discussions concerning future responses. In addition, monitoring is conducted through gap analysis and interest rate sensitivity analysis as well as Value at Risk (“VaR”) to comprehensively assess the interest and terms of financial assets and liabilities. The results are regularly reported to the ALM Committee.

The basic policy for managing exchange rate risk and interest rate risk in these operations is described below.

(i) Exchange rate risk

Foreign currency-denominated loans conducted in these operations involve risks related to exchange rate fluctuations. We have a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange transactions.

(ii) Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

 Yen-denominated loan operations

For the most part, funding for yen-denominated loans is managed at fixed-rate interest. Currently, interest rate risk for yen-denominated loans is limited since the maturity of loans and the related funding arrangements are generally matched. In addition, swaps are used to hedge interest rate risk for portions of loans that are thought to have high exposures to interest rate fluctuation risk.

‚ Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the application of a consistent policy of using interest rate swaps and managing funds with floating interest rates for both loans and related funding arrangements.

(iii) Status of market risk

These operations only maintain a banking account and do not have financial instruments in a trading account. While these operations are managed by hedging operation in principle, as already stated previously, market risk is measured in order to assess fair value and potential risks. The following represents an overview of VaR in the current fiscal year.

(a) VaR (Fiscal year ended March 31, 2011)

(1) Interest rate VaR: 69.7 billion of yen ($1 billion)

(2) Exchange rate VaR: 45.9 billion of yen ($1 billion)

(b) VaR measurement model

(1) Interest rate VaR: Historical model

(2) Exchange rate VaR: Variance-covariance model

Quantitative standards:  Confidence Interval: 99%; ‚ Holding period: 1 year; ƒ Observation period: 5 years

(c) Risk management using VaR

VaR is a market risk measure that assesses the maximum possible profits or losses that could be incurred based on historical market movements of interest rates or exchange rates, etc over a specific period in the past (or observation period) within a certain period of time (or holding period) under a certain probability (or confidence interval), that is derived statistically by employing the theory of possibility distribution.

This measurement assumes actual market trends and the theory of probability distribution. Based on the possibility that future market trends could deviate from these assumptions, a back-test is performed to cross-check the model-measured interest rate VaR with actual profits or losses, in order to confirm the effectiveness of market risk measurements using VaR. In addition, a stress test, which goes beyond the probability distribution of historical market movements is conducted in order to capture risks from multifaceted perspectives.

The following points should generally be noted for VaR model measurement.

•	VaR will differ depending on the confidence interval, holding period or observation period.

•

VaR indicates the maximum amount of unrealized profits or losses at the time of measurement. However, calculated VaR may not always be realized in the future with the certain probability because the assumptions, such as market movements, could vary during holding period.

•	VaR indicates the maximum value based on specific assumption. As such, it is imperative to keep in mind that VaR may underestimate the potential losses when utilizing VaR as a risk management measure.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are used to finance these operations and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions are taken to maintain daily cash flows for proper risk management.

(d) Derivatives transactions

A protocol of internal checks with separate divisions executing transactions, assessing the effectiveness of hedges, and conducting office management has been established for derivatives transactions, and these transactions are conducted according to derivatives-related regulations.

g. Financial Operations for Facilitating Realignment of United States Forces in Japan

The risk management structure for these operations is described below.

(a) Market risk management

The main type of market risk associated with these operations is interest rate risk.

The operations strive to undertake appropriate risk management by managing funds raised through grants from the government using through current deposits.

In addition, there is no material sensitivity to interest rate fluctuations for this financial instrument since funds are managed using current deposits.

(b) Liquidity risk management related to fund procurement

These operations are financed using government grants only. In addition, JFC strives to undertake appropriate risk management by ascertaining the status of the cash position of these operations.

h. Operations to Facilitate Crisis Responses

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct asset self assessment. In the asset self assessment, an inspection is conducted by the auditing department.

(b) Market risk management

The primary financial instruments that are subject to interest rate risk, which is one of the main risk variables in these operations include loans and borrowings.

These operations provide loans to designated financial institutions and are funded through borrowings from fiscal investment and loans. Since the terms and conditions of lendings and borrowings are equal, cash inflows resulting from lendings and cash outflows resulting from borrowings are matched. Therefore, as a whole operations, interest rate risk does not exist as a market risk.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds, such as fiscal investment and loans are secured to finance this account and deposits are not accepted. In addition, the loan period and borrowing period are equal. Sufficient short-term liquidity is secured for compensation payment funds towards designated financial institutions, and liquidity risk is considered to be limited. In addition, continual efforts are being made to make financing plans more sophisticated and minimize liquidity risk.

i. Operations to Facilitate Specific Businesses Promotion

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct asset self assessment. In the asset self assessment, an inspection is conducted by the auditing department.

(b) Market risk management

The primary financial instruments that are subject to interest rate risk, which is one of the main risk variables in these operations include loans and bills discounted and borrowed money.

These operations provide loans to designated financial institutions and are funded through borrowings from fiscal investment and loans. Since the terms and conditions of lendings and borrowings are equal, cash inflows resulting from lendings and cash outflows resulting from borrowings are matched. Therefore, as a whole operations, interest rate risk does not exist as a market risk.

(c) Liquidity risk management related to fund procurement

Long-term stable funds, such as fiscal investment and loans are used to finance this account and deposits are not accepted. Liquidity risk is believed to be limited because the loan period and borrowing period are equal.

(4) Supplementary explanation concerning fair value of financial instruments

The fair value of financial instruments includes amounts based on market value and amounts that have been reasonably estimated when no market value is available. Set valuation inputs are used for the calculation of this amount, and if different valuation inputs are used the resulting amount could vary.

2. Fair value of financial instruments

The amount in the balance sheet at March 31, 2011, and the related fair value, and difference is as follows. Note that unlisted securities whose fair value is extremely difficult to be determined are not included in the following chart (refer to Note 3).

(Unit: In millions of yen)

	Amount on Balance Sheet	Fair value	Difference
(1) Cash and due from banks	¥3,354,455	¥3,354,721	¥266
(2) Securities
Held to maturity debt securities	1,071,356	1,072,551	1,194
Available-for-sale securities	3,800	3,800	—
(3) Loans and bills discounted	28,962,571
Allowance for loan losses (*1)	(465,749)
	28,496,822	29,070,391	573,569

Total assets	32,926,434	33,501,465	575,030

(1) Borrowings (2) Bonds payable	21,904,897 5,670,825	22,214,596 5,787,285	309,699 116,460

Total liabilities	27,575,722	28,001,882	426,159

Derivative transactions (*2) Derivative transactions not qualifying for hedge accounting Derivative transactions qualifying for hedge accounting	(4 965,093)	(4 965,093)	— —

Total derivative transactions	¥965,089	¥965,089	¥—

	(Unit: In millions of U.S. dollars)
	Amount on Balance Sheet	Fair value	Difference
(1) Cash and due from banks	$40,342	$40,346	$4
(2) Securities
Held to maturity debt securities	12,885	12,899	14
Available-for-sale securities	45	45	—
(3) Loans and bills discounted	348,317
Allowance for loan losses (*1)	(5,601)
	342,716	349,614	6,898

Total assets	395,988	402,904	6,916

(1) Borrowings (2) Bonds payable	263,438 68,200	267,163 69,600	3,725 1,400

Total liabilities	331,638	336,763	5,125

Derivative transactions (*2) Derivative transactions not qualifying for hedge accounting Derivative transactions qualifying for hedge accounting	0 11,607	0 11,607	— —

Total derivative transactions	$11,607	$11,607	$—

(*1) General allowance for loan losses, specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from loans.

(*2) Derivatives recorded in “other assets and other liabilities” are collectively displayed.

The net values of assets and liabilities arising from derivative transactions are displayed. The figures in parenthesis indicate net liabilities.

(Note 1)	Valuation methodologies used for estimating fair values for financial instruments

Assets

(1) Cash and due from banks

For Due from banks that do not mature or have a maturity under 3 months, the carrying amount is used as fair value because fair value resembles the carrying amount approximates to the fair value. For due from banks that have a maturity over 3 months, fair value is based on the present value calculated by discounting future cash flow by the risk free rate (the standard Japanese government bond rate) based on the appropriate deposit term.

(2) Securities

Market value is used for securities. However for corporate bonds in the Account for SME Loan Programs and the Account for Securitization Support Programs (Guarantee-type Operation), the Account for Credit Insurance Programs, and the Account for Operations to Facilitate Crisis Response, the carrying amount is used as fair value because fair value approximates the carrying amount. The fair value of “Available-for-sale securities” is based on the price that is indicated from other financial institution.

Notes for securities by purpose of holding are found in Note 17 “Market Value of Securities”.

(3) Loans and bills discounted

Loans, including loans with variable interest rates and loans with fixed interest rates, are calculated as follows.

a. Account for Micro Business and Individual Operations

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by the interest rate assumed to be used if a new loan were conducted based on the type and period of loan. However, the fair value mentioned above does not include allowance for loan losses which was additionally provided for the borrowers whose condition is not reflected on self-assessment as of the base date. (Please see “Significant accounting policies (f)”).

For claims that are not performed or could default, allowance for loan losses is provided based on the expected collectable amount from the collateral or guarantee. Fair value approximates the amount on the balance sheet on the closing date net of the allowance for loan losses, and, therefore, this amount is used for fair value.

b. Account for Agriculture, Forestry, Fisheries and Food Business Operations

All loans have a fixed interest rate and fair value is calculated by discounting the risk-reflected principal and interest that incorporates risk by the risk free rate (the standard Japanese government bond rate) based on the type of borrower and period of loan.

c. Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

All loans, with the exception of subordinated capital loans, have a fixed interest rate and fair value is calculated for all loans other than Bankrupt loans and Substantially bankrupt loans by discounting the risk-adjusted principal and interest by type of borrower using the risk free rate (the standard Japanese government bond rate). However, the fair value mentioned above does not include allowance for loan losses which was additionally provided for the borrowers whose condition could not be determined through self-assessment as of the base date. (See “Significant accounting policies (f)”).

For obligations on bankrupt borrowers or substantially bankrupt borrowers, allowance for loan losses is provided based on the expected collectable amount from the collateral or guarantee. Fair value resembles the amount on the balance sheet on the closing date net of the allowance for loan losses, and therefore, this amount is used for fair value.

d. Account for Securitization Support Programs (Purchase-type Operation)

Not applicable

e. Account for Credit Insurance Programs

Not applicable

f. Account for JBIC Operations

For loans with variable interest rates an amount calculated by the floating rate note method to reflect market interest rates over the short term is used for fair value.

For loans with fixed interest, the total principal and interest is discounted by a risk free rate that incorporates the default ratio and coverage ratio to calculate fair value. However for obligations on bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers a provision for bad debt is calculated based on the expected collectable amount from the collateral or guarantee. Fair value approximates the amount on the balance sheet on the closing date after a deduction has been made for the provision for bad debt, so this amount is used for fair value.

g. Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan

Not applicable

h. Account for Operations to Facilitate Crisis Responses

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by the interest rate estimated from the market yield of bonds issued by the borrower based on the type of borrower and period of loan.

i. Account for Operations to Facilitate Specific Businesses Promotion

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by type of borrower and period of loan using the interest rate estimated from the market yield of bonds issued by the borrower.

Liabilities

(1) Borrowings

Borrowings with variable interest rates indicate that short-term market interest rates and the credit conditions of JFC are not significantly altered by borrowings. Therefore, the carrying amount is used as fair value because it is considered that the carrying amount approximates the fair value. For borrowings with a fixed interest rate, in principle, fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate) based on the set period of loan.

(2) Bonds payable

Market value is used for fair value of bonds. However, bonds that are subject to hedging with forward contracts are treated as yen-denominated bonds with fixed interest, and the fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate).

Derivative transactions

Derivative transactions are discussed under Note 18 “Derivative transactions”.

(Note 2)	For credit insurance underwriting, the credit decision is conducted by a specified financial institution, and JFC does not participate in the credit decision for the individual subject to compensation at the time of loan, and therefore JFC does not retain the financial data of the individuals subject to compensation. Accordingly, it is recognized that fair value is extremely difficult to be determined.

The amount of compensation underwritten for compensation security contract is as follows.

Balance of compensation underwritten: ¥1,869,023 million ($22,478 million).

Compensation loss reserve: ¥59,757 million ($719 million).

(Note 3)	Financial instruments that are recognized to be extremely difficult to be determined fair value are as follows.

They are not included in “Assets, (2) Securities” “Assets, (3) Loans and Bill Discounted” or “Liabilities, (1) Borrowings”

	(In millions of yen)	(In millions of U.S. dollars)
Classification	Carrying amount on balance sheet	Carrying amount on balance sheet
1) Unlisted stocks (*1)	¥21,937	$264
2) Corporate bonds (specified asset-backed securities) (*2)	754	9
3) Other securities (trust beneficiary securities) (*2)	2,659	32
4) Partnership investments (*3)	52,746	634
5) Loans on deeds (subordinated capital loans) (*4)	46,659	561
6) Borrowings from general account of the national budget (*5)	131,300	1,579
7) Borrowings from the FILP special account (investment account) of the national budget (*6)	706	9

Total	¥256,763	$3,088

(*1)	Since unlisted stocks do not have quoted market prices available and fair value is extremely difficult to be determined, fair values are not stated.

(*2)	Corporate bonds (specified asset-backed securities) and other securities (trust beneficiary securities) do not have a market value.

These are securities issues backed by loan claims on SMEs originating from multiple financial institutions. The following steps are followed when constructing the subordination structure for the securities:

(1) First, groups of loan claims from the financial institutions are put into sub-pools, and the most subordinated section is removed;

(2) The remainder of the sub-pool besides the most subordinated section is treated as an amalgamate and divided into levels of senior and subordinate.

For this reason, to evaluate the fair value of corporate bonds (specified asset-backed securities) and other securities (trust beneficiary securities) owned by JFC that have been amalgamated , the individual financial data for the borrowers that back the securities issue is required. Because JFC is not structured to continuously acquire this data, fair value is extremely difficult to be determined and is not stated.

(*3)	For partnership investments composed of unlisted stocks that do not have quoted market prices available and for which fair value is extremely difficult to be determined, fair values are not stated.

(*4)	For loans on deed (subordinated capital loans) under the Provision Scheme for Challenge Support and Capital Enhancement, fair values are not stated because it is recognized that fair value is extremely difficult to be determined. This is because future cash flows cannot reasonably be estimated due to its particular scheme that applicable interest rates are annually determined by business performance of the debtor, instead of being determined at the time of loan executions.

(*5)	For borrowings from general account of the national budget, fair values are not stated because it is recognized that fair value is extremely difficult to be determined because no redemption period is stipulated and it is not possible to reasonably estimate future cash flows.

(*6)	For borrowings from the FILP special account (investment account) of the national budget, fair values are not stated because it is recognized that fair value is extremely difficult to be determined for the following reason: an interest rate is not set at the time of borrowing, as this type of borrowing consists of a scheme in which a lump interest payment is made after the final installment payment redemption and it is not possible to reasonably estimate future cash flows.

(Note 4) Redemption schedule for receivables and redeemable securities with future redemption dates

	(In millions of yen)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Due from banks (*1)	3,104,257	250,000	—	—	—	—
Securities (*2)
Held-to-maturity debt securities	1,050,359	34	—	20,983	—	—
Available-for-sale securities	—	1,192	2,607	—	—	—
Loans and bills discounted (*2)	4,688,213	8,712,268	7,228,091	3,206,243	2,412,584	2,333,840

Total	8,842,830	8,963,494	7,230,699	3,227,226	2,412,584	2,333,840

	(In millions of U.S. dollars)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Due from banks (*1)	37,333	3,007	—	—	—	—
Securities (*2)
Held-to-maturity debt securities	12,632	0	—	252	—	—
Available-for-sale Securities	—	14	32	—	—	—
Loans and bills discounted (*2)	56,383	104,778	86,928	38,560	29,015	28,068

Total	106,348	107,799	86,960	38,812	29,015	28,068

(*1)	Demand deposits contained within due from banks are stated as “Maturities within one year”.

(*2)	Within loans and securities, claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers contains an amount of ¥327,573 million ($3,940 million) that is not expected to be redeemed and not included in the table above. In addition, in the Account for Micro Business and Individual Operations, there are claims of ¥100,416 million ($1,208 million) that have redemption problems or could default, and are not expected to be redeemed. This amount is not included in the table, either.

(Note 5) Redemption schedule for bonds and borrowings with future redemption dates

	(In millions of yen)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Borrowings (*)	3,633,023	7,242,880	6,580,623	2,316,247	1,336,543	796,284
Bonds payable	1,121,097	2,321,772	1,470,187	466,000	190,000	105,000

Total	4,754,121	9,564,653	8,050,811	2,782,247	1,526,543	901,284

	(In millions of U.S. dollars)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Borrowings (*)	43,692	87,106	79,142	27,856	16,074	9,576
Bonds payable	13,483	27,923	17,681	5,605	2,285	1,263

Total	57,175	115,029	96,823	33,461	18,359	10,839

(*)	In borrowings, ¥131,300 million ($1,579 million) of general accounting investments with no redemption period stipulated are not included.

17. Market Value of Securities

The market value of securities at March 31, 2010 is as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

	Type	Carrying amount on balance sheet (In millions of yen)	Fair value (In millions of yen)	Difference (In millions of yen)
Securities whose fair value exceeds their carrying amount	Japanese government bonds	21,134	22,120	986
	Corporate bonds	—	—	—
	Others	—	—	—

	Subtotal	21,134	22,120	986

Securities whose fair value does not exceed their carrying amount	Japanese government bonds	—	—	—
	Corporate bonds	3,979	3,979	—
	Others	—	—	—

	Subtotal	3,979	3,979	—

Total		25,113	26,100	986

(c) Equity securities of or investment in subsidiaries and affiliates (as of March 31, 2010)

(Note) These are equity securities of or investment in subsidiaries and affiliates whose fair value is extremely difficult to be determined.

(In millions of yen)
Carrying amount on balance sheet
Equity Securities of, or investment in affiliates	26,887

Total	26,887

They have no quoted market price available and their fair value is extremely difficult to be determined.

(d) Available-for-sale securities (as of March 31, 2010)

	Type	Carrying amount on balance sheet (In millions of yen)	Acquisition cost (In millions of yen)	Difference (In millions of yen)
Securities whose carrying amount exceeds their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Others	—	—	—

	Subtotal	—	—	—

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Others	226,580	226,580	—

	Subtotal	226,580	226,580	—

Total		226,580	226,580	—

(Note) Available-for-sale securities whose fair value is extremely difficult to be determined

`	(In millions of yen)
Carrying amount on balance sheet
Debt securities
Corporate bonds	2,131

Others
Unlisted foreign stocks	15,688
Unlisted Japanese securities	3,467
Unlisted foreign securities	3,508

Total	24,796

These are not included in the above table of “Available-for-sale securities” because there are no quoted market prices available and it is extremely difficult to determine the fair value of these securities.

(e) Held-to-maturity debt securities sold during the fiscal year ended March 31, 2010

Not applicable

(f) Available-for-sale securities sold during the fiscal year ended March 31, 2010

Not applicable

(g) Change in classification of securities

Not applicable

(h) Impairment of securities

Not applicable

(i) Money held in trust

Not applicable

(j) Net unrealized gains (losses) on available-for-sale securities are as follows:

Valuation Difference	(In millions of yen)
Valuation difference	¥(687)
Available-for-sale securities	(687)
Other money held in trust	—
Valuation Difference for Available-for-sale securities	(687)

The market value of securities at March 31, 2011 is as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

	Type	Carrying amount on balance sheet (In millions of yen)	Fair value (In millions of yen)	Difference (In millions of yen)	Carrying amount on balance sheet (In millions of dollars)	Fair value (In millions of dollars)	Difference (In millions of dollars)
Securities whose fair value exceeds their carrying amount	Japanese government bonds	21,112	22,307	1,194	254	268	14
	Corporate bonds	—	—	—	—	—	—
	Others	—	—	—	—	—	—

	Subtotal	21,112	22,307	1,194	254	268	14

Securities whose fair value does not exceed their carrying amount	Japanese government bonds	1,049,949	1,049,949	—	12,627	12,627	—
	Corporate bonds	294	294	—	4	4	—
	Others	—	—	—	—	—	—

	Subtotal	1,050,244	1,050,244	—	12,631	12,631	—

Total		1,071,356	1,072,551	1,194	12,885	12,899	14

(c) Equity securities of or investment in subsidiaries and affiliates (as of March 31, 2011)

(Note) These are equity securities of, or investment in, subsidiaries and affiliates whose fair value is extremely difficult to be determined.

	(In millions of yen)	(In millions of U.S. dollars)
	Carrying amount on balance sheet	Carrying amount on balance sheet
Equity Securities of, or investment in affiliates	54,223	652

Total	54,223	652

They have no quoted market price available and their fair value is extremely difficult to be determined.

(d) Available-for-sale securities (as of March 31, 2011)

	Type	Carrying amount on balance sheet (In millions of yen)	Acquisition cost (In millions of yen)	Difference (In millions of yen)	Carrying amount on balance sheet (In millions of dollars)	Acquisition cost (In millions of dollars)	Difference (In millions of dollars)
Securities whose carrying amount exceeds their acquisition cost	Stocks	—	—	—	—	—	—
	Debt securities	—	—	—	—	—	—
	Japanese government bonds	—	—	—	—	—	—
	Corporate bonds	—	—	—	—	—	—
	Others	—	—	—	—	—	—

	Subtotal	—	—	—	—	—	—

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—	—	—	—
	Debt securities	—	—	—	—	—	—
	Japanese government bonds	—	—	—	—	—	—
	Corporate bonds	—	—	—	—	—	—
	Others	583,400	583,400	—	7,016	7,016	—

	Subtotal	583,400	583,400	—	7,016	7,016	—

Total		583,400	583,400	—	7,016	7,016	—

(Note) Available-for-sale securities whose fair value is extremely difficult to be determined.

`	(In millions of yen)	(In millions of U.S. dollars)
	Carrying amount on balance sheet	Carrying amount on balance sheet
Debt securities
Corporate bonds	754	8

Others
Unlisted foreign stocks	15,095	182
Unlisted Japanese securities	2,884	35
Unlisted foreign securities	5,139	62

Total	23,874	287

These are not included in the above table of “Available-for-sale securities” because there are no quoted market prices available and it is extremely difficult to determine the fair value of these securities.

(e) Held-to-maturity debt securities sold during the fiscal year ended March 31, 2011

Not applicable

(f) Available-for-sale securities sold during the fiscal year ended March 31, 2011

Not applicable

(g) Change in classification of securities

Not applicable

(h) Impairment of securities

Not applicable

(i) Money held in trust

Not applicable

(j) Net unrealized gains (losses) on available-for-sale securities are as follows:

Valuation Difference	(In millions of yen)	(In millions of U.S. dollars)
Valuation difference	¥(1,665)	$(20)
Available-for-sale securities	(1,665)	(20)
Other money held in trust	—	—
Valuation Difference for Available-for-sale securities	(1,665)	(20)

18. Derivatives transactions

Notes to derivative transactions in the fiscal year ended March 31, 2010 are as follows:

1. Derivatives transactions not qualifying for hedge accounting

(a) Interest rate-related transactions

Not applicable

(b) Currency-related transactions

Not applicable

(c) Equity-related transactions

Not applicable

(d) Bond-related transactions

Not applicable

(e) Commodity-related transactions

Not applicable

(f) Credit Derivatives transactions

Not applicable

2. Derivatives transactions qualifying for hedge accounting

Contract value does not equate to the market risk of the derivative transactions.

(a) Interest rate-related transactions (as of March 31, 2010)

	(In millions of yen)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap Receive/fixed and pay/floating Receive/floating and pay/fixed Receive/floating and pay/floating	Long-term loans and bills discounted Long-term borrowings Corporate bonds	¥2,103,196 574,558 238,056	¥1,837,975 573,304 219,449	¥76,149 (36,377 (744	) )

	Total		¥—	¥—	¥39,027

(Note 1)	Calculation of fair value is based on the discounted cash flows.

(b) Currency-related transactions (as of March 31, 2010)

	(In millions of yen)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Long-term loans and bills discounted Long-term borrowings Corporate bonds	¥3,690,400	¥3,361,330	¥652,403
	Forward foreign exchange contracts	Long-term loans
	Sell		32	—	(0)
	Buy		199	—	(5)

	Total		¥—	¥—	¥652,396

(Note)	1.	These are mainly accounted for using the deferred method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25).

	2.	Calculation of fair value is based on the discounted cash flows.

(c) Equity-related transactions

     Not applicable

(d) Bond-related transactions

     Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2011 are as follows:

1. Derivatives transactions not qualifying for hedge accounting

Contract value does not equate to the market risk of the derivative transactions

(a) Interest rate-related transactions

	(In millions of yen)
	Type	Contract value	Contract value (Maturing after one year)	Fair value	Unrealized Gain/Loss
Over-the-Counter	Interest rate swap Receive/floating and pay/fixed	¥486	¥486	¥(4)	¥3

	Total	¥—	¥—	¥(4)	¥3

	(In millions of U.S. dollars)
	Type	Contract value	Contract value (Maturing after one year)	Fair value	Unrealized Gain/Loss
	Interest rate swap Receive/floating and pay/fixed	$6	$6	$(0)	$0

	Total	$—	$—	$(0)	$0

(Note 1)	Derivative instruments are revalued to fair value. Changes in fair value are included in the statement of operations.
(Note 2)	Calculation of fair value is based on the discounted cash flows.

(b) Currency-related transactions

Not applicable

(c) Equity-related transactions

Not applicable

(d) Bond-related transactions

Not applicable

(e) Commodity-related transactions

Not applicable

(f) Credit Derivatives transactions

Not applicable

2. Derivatives transactions qualifying for hedge accounting

Contract value does not equate to the market risk of the derivative transactions.

(a) Interest rate-related transactions (as of March 31, 2011)

	(In millions of yen)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap Receive/fixed and pay/floating Receive/floating and pay/fixed Receive/floating and pay/floating	Long-term loans and bills discounted Long-term borrowings Corporate bonds	¥2,167,260 533,341 166,514	¥1,686,148 530,316 166,514	¥62,200 (31,723 (201	) )

	Total		¥—	¥—	¥30,275

	(millions of U.S. dollars)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap Receive/fixed and pay/floating Receive/floating and pay/fixed Receive/floating and pay/floating	Long-term loans and bills discounted Long-term borrowings Corporate bonds	$26,064 6,414 2,003	$20,278 6,378 2,003	$748 (382 (2	) )

	Total		$—	$—	$364

(Note 1)	Calculation of fair value is based on the discounted cash flows.

(b) Currency-related transactions (as of March 31, 2011)

	(millions of yen)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Long-term loans and bills discounted Long-term borrowings Corporate bonds	¥3,600,529	¥3,313,462	¥934,816
	Forward foreign exchange contracts	Long-term loans
	Sell		291	—	(6)
	Buy		219	—	8

	Total		¥—	¥—	¥934,818

	(millions of U.S. dollars)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Long-term loans and bills discounted Long-term borrowings Corporate bonds	$43,302	$39,849	$11,243
	Forward foreign exchange contracts	Long-term loans
	Sell		3	—	(0)
	Buy		3	—	0

	Total		$—	$—	$11,243

(Note)	1.	These are mainly accounted for using the deferred method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Commitee Report No.25).

	2.	Calculation of fair value is based on the discounted cash flows.

(c) Equity-related transactions

     Not applicable

(d) Bond-related transactions

     Not applicable

19. Segment Information

Current Fiscal Year (April 1, 2010 to March 31, 2011)

(1) Segment Summary

The reportable segments of JFC are components for which discrete financial information is available and whose operating results are regularly reviewed by CEO and Board of Directors to assess performance.

JFC’s purpose is to contribute to the sound development of Japan and the international economy and society and to the improvement of the quality of national life, by taking responsibility for (i) the financial function to provide fund procurement assistance to the general public, small and medium enterprises and those engaged in agriculture, forestry and fishery and (ii) the financial function to promote overseas development and secure resources which are important for Japan and to maintain and improve the international competitiveness of Japanese industries and to promote the overseas business having the purpose of preserving the global environment, such as preventing global warming, also providing (iii) the financial services which are necessary to take appropriate measures with respect to disruptions to domestic or international financial order or damages caused by large-scale natural disasters, acts of terrorism, medical epidemics, etc., and furthermore enabling financial institutions, such as banks, to provide such necessary financial services in a timely and smooth manner, while having the objective of supplementing the financial transactions implemented by private financial institutions.

Based on the Act on Special Measures Concerning Smooth Implementation of Realignment of United States Forces in Japan, JFC is authorized to provide loans to necessary projects for promoting the realignment of United States Forces in Japan.

In addition, based on the Bill on the Promotion of Businesses to Develop and Manufacture Energy and Environmentally Friendly Products, JFC is authorized to provide loans to designated financial institutions in order to assist in the smooth financing of required funds for the execution of business by companies that develop or manufacture energy and environmentally friendly products.

In order to achieve the above mentioned objectives, JFC divides its operations, based on JFC Act and other relative Acts, into nine reportable segments;

1	Micro Business and Individual Operations

JFC provides a wide range of loans closely related to people’s lives, such as business loans to micro/small enterprises for its stable management, loans to environmental health industry for the improvement of sanitation standard, educational loans to those who have financial difficulties, and loans secured by pensions.

2	Agriculture, Forestry, Fisheries and Food Business Operations

JFC provides loans for supplementing the financing provided by private financial institutions and supplying long-term funds at a low interest rate aimed at businesses engaged in various industries including agriculture, forestry, fisheries and food manufacturing, in order to contribute to the sustainable and robust development of the agriculture, forestry, fisheries business and to ensure the stable supply of food. In addition, JFC provides support programs for securitizing loans provided by general financial institutions for agriculture-related businesses.

3	SME Loan Programs and Securitization Support Programs (“Guarantee-type Operation”)

JFC provides a stable supply of long-term funds in order to supplement private financial institutions and support the growth and development of SMEs. In loan programs, JFC provides direct or indirect loans to SMEs, and acquires bonds issued by SMEs. In securitization support programs, JFC implements operation related to the securitization of loan claims and account receivables.

4	Securitization Support Programs (“Purchase-type Operation”)

JFC purchases unsecured loan claims of SMEs from private financial institutions in order to promote the supply of unsecured funds to SMEs and to foster the securitization market for SME loan claims. In addition, by utilizing Credit Default Swap agreements, JFC supports securitization transactions by partially undertaking the credit risk of SMEs.

5	Credit Insurance Programs

JFC provides insurance on Credit Guarantee Corporations (CGCs) guaranteed liabilities associated with loans to SMEs to facilitate the smooth flow of funds to SMEs. In addition, JFC provides loans to CGCs, and implements Special Insurance Programs for Mid-size Enterprises and Transitional Operation of the Machinery Credit Insurance Programs,

6	JBIC Operations

JFC conducts the JBIC Operations to fulfill the following four missions in order to contribute to the sound development of the international and Japanese economy: (a) promoting overseas development and secure resources which are strategically important for Japan, (b) maintaining and improving the international competitiveness of Japanese industries, (c) promoting the overseas business having the purpose of preserving the global environment, such as preventing global warming, and (d) taking appropriate measures with respect to the disruptions to the international financial order. In order to execute the above missions, JFC mainly conducts following operations, such as export loans, import loans, overseas investment loans, and equity participation.

7	Financial Operations for Facilitating Realignment of United States Forces in Japan

JFC provides loans necessary for projects to facilitate the realignment of U.S. Forces in Japan, in conformity to the Act on Special Measures Concerning Smooth Implementation of Realignment of United States Forces in Japan.

8	Operations to facilitate Crisis Responses

JFC provides a certain credit to designated financial institutions in times of crises certified by competent ministers such as financial disorder, large-scale disasters and other similar events both at home and abroad.

9	Operations to Facilitate Specific Businesses Promotion

JFC provides loans to designated financial institutions appointed by the competent minister in order to assist in the smooth financing of required funds for the execution of business by companies that develop or manufacture energy and environmentally friendly products.

(2)	Basis of calculation for segment information by reportable segments

The accounting policies of segment are substantially the same as those described in “Significant accounting policies” in Note 2. Segment profit or loss is based on net profit or net loss.

(3)	Segment information by reportable segments

	(In millions of yen)
	Micro Business and Individual Operations	Agriculture, Forestry, Fisheries, and Food Business Operations	SME Loan Programs and Securitization support Programs (Guarantee type Operation)	Securitization Support Programs (Purchase type Operation)	Credit Insurance Programs
Ordinary income
Ordinary income from outside customers	161,802	73,309	124,929	423	151,356
Inter-segment ordinary income	184	11	43	0	8
Total	161,987	73,321	124,973	423	151,365
Segment profit (loss)	(54,848)	(141)	(49,727)	683	(812,011)
Segment assets	7,199,339	2,637,650	6,099,356	25,957	2,835,575
Segment liabilities	6,976,748	2,309,594	5,733,541	2,722	1,821,736
Other items
Depreciation	3,570	1,040	1,870	—	400
Interest income	152,501	53,858	109,857	365	3,279
Interest expense	51,630	46,490	50,848	9	—
Extraordinary income	104	1,961	191	489	1,130
Extraordinary loss	6,081	3,311	5,289	—	36
(Impairment loss)	(337)	(42)	(33)	—	(27)
Increase in property, plant and equipment, and intangible assets	44,750	28,284	36,934	—	19,908
Provision of allowance for loan loss	82,653	3,851	85,129	—	—
Provision of reserve for insurance policy liabilities	—	—	—	—	371,104

	(In millions of yen)
	JBIC Operations	Facilitating Realignment of United States Forces in Japan	Operations to Facilitate Crisis Responses	Operations to Facilitate Specific Businesses Promotion	Adjustments and Eliminations	TOTAL
Ordinary income
Ordinary income from outside customers	197,199	411	58,794	13	(135)	768,105
Inter-segment ordinary income	18	—	—	—	(267)	—
Total	197,217	411	58,794	13	(402)	768,105
Segment profit (loss)	58,783	241	(29,464)	(16)	—	(886,503)
Segment assets	12,781,643	360	5,190,325	20,137	(479)	36,789,867
Segment liabilities	10,733,129	119	4,803,160	20,034	(479)	32,400,307
Other items
Depreciation	1,586	0	27	0	—	8,496
Interest income	178,661	—	55,546	0	—	554,071
Interest expense	118,777	—	55,024	0	(0)	322,782
Extraordinary income	9,142	—	—	—	(10,335)	2,683
Extraordinary loss	0	—	—	—	(1,130)	13,587
(Impairment loss)	—	—	—	—	—	(441)
Increase in property, plant and equipment, and intangible assets	1,904	0	0	13	—	131,797
Provision of allowance for loan loss	—	—	30	8	(9,205)	162,468
Provision of reserve for insurance policy liabilities	—	—	—	—	—	371,104

	(In millions of U.S. Dollars)
	Micro Business and Individual Operations	Agriculture, Forestry, Fisheries, and Food Business Operations	SME Loan Programs and Securitization support Programs (Guarantee type Operation)	Securitization Support Programs (Purchase type Operation)	Credit Insurance Programs
Ordinary income
Ordinary income from outside customers	1,946	882	1,503	5	1,820
Inter-segment ordinary income	2	0	1	0	0
Total	1,948	882	1,504	5	1,820
Segment profit (loss)	(659)	(2)	(598)	8	(9,766)
Segment assets	86,583	31,722	73,354	312	34,102
Segment liabilities	83,906	27,776	68,954	33	21,909
Other items
Depreciation	43	13	22	—	5
Interest income	1,834	648	1,321	4	40
Interest expense	621	559	612	0	—
Extraordinary income	1	24	2	6	14
Extraordinary loss	73	40	64	—	0
(Impairment loss)	(4)	(1)	(0)	—	(0)
Increase in property, plant and equipment, and intangible assets	538	340	444	—	240
Provision of allowance for loan loss	994	46	1,024	—	—
Provision of reserve for insurance policy liabilities	—	—	—	—	4,463

	(In millions of U.S. Dollars)
	JBIC Operations	Facilitating Realignment of United States Forces in Japan	Operations to Facilitate Crisis Responses	Operations to Facilitate Specific Businesses Promotion	Adjustments and Eliminations	TOTAL
Ordinary income
Ordinary income from outside customers	2,372	5	707	0	(2)	9,238
Inter-segment ordinary income	0	—	—	—	(3)	—
Total	2,372	5	707	0	(5)	9,238
Segment profit (loss)	707	3	(354)	(0)	—	(10,661)
Segment assets	153,718	4	62,421	242	(6)	442,452
Segment liabilities	129,082	1	57,765	241	(6)	389,661
Other items
Depreciation	19	0	0	0	—	102
Interest income	2,149	—	668	0	—	6,664
Interest expense	1,428	—	662	0	(0)	3,882
Extraordinary income	110	—	—	—	(125)	32
Extraordinary loss	0	—	—	—	(14)	163
(Impairment loss)	—	—	—	—	—	(5)
Increase in property, plant and equipment, and intangible assets	23	0	0	0	—	1,585
Provision of allowance for loan loss	—	—	0	0	(110)	1,954
Provision of reserve for insurance policy liabilities	—	—	—	—	—	4,463

Notes

1)	Ordinary income is shown in place of Sales for non-financial companies.

2)	Adjustments are made as follows;

•	Adjustments for segment profits include ¥402 million ($5 million) of elimination of inter-segment transactions.

•	Adjustments for segment assets include ¥479 million ($6 million) of elimination of inter-segment transactions.

•	Adjustments for segment liabilities include ¥479 million ($6 million) of elimination of inter-segment transactions.

•	Adjustments for interest expense include ¥0 million ($0 million) of elimination of inter-segment transactions.

•	Adjustments for extraordinary income/ loss stand for elimination of inter-segment transactions.

•	Adjustments for provision of allowance for loan losses stand for elimination of inter-segment transactions.

(Additional Information)

JFC has adopted the standard of “Accounting Standard for Disclosures about Segments of an Enterprise and Related Information” ( ASBJ Statement No. 17, March 27, 2009) and “Guidance on Accounting Standard for Disclosures about Segments of an Enterprise and Related Information” (ASBJ Guidance No. 20, March 21, 2008) from the fiscal year ended March 31,2011.

(4)	Related Information

Current Fiscal Year (April 1, 2010 to March 31, 2011)

a.	Information about Services

JFC classifies its operation into nine operation accounts for financial reporting purposes. Refer to “(3) Segment information by reportable segments” for information about Services.

b.	Information about Geographical Areas

(a)	Ordinary income

	In millions of yen	(In millions of U.S. dollars)
Japan	¥660,063	($7,938)
Outside Japan	¥108,042	($1,299)
Total	¥768,105	($9,238)

Notes:	1.	Ordinary income is shown in place of Sales for non-financial companies.

	2.	Ordinary income is classified into “Japan” and “Outside Japan” depending on the customer’s location.

(b)	Property, plant and equipment

The information about property, plant and equipment is omitted since more than 90% of property, plant and equipment on the Balance Sheet are located in Japan.

c.	Information about Major Customers

The information about major customers is omitted since there is no transactions with a certain customer which result in more than 10% of ordinary income on the Statement of Operation.

(5)	Information about impairment loss of property, plant and equipment in Reportable Segments

  Refer to “(3) Segment information by reportable segments”.

(6)	Information about the amortization and balance of goodwill in Reportable Segments

  Not applicable

(7)	Information about the gains from recognition of negative goodwill in Reportable Segments

  Not applicable

20. Retirement benefits

JFC has a defined benefit pension plan comprising of a welfare pension fund plan and a lump-sum severance indemnity plan.

(a) The funded status of the pension plans

		March 31, 2011	March 31, 2010	March 31, 2011
Disposition		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation	(A)	¥(272,660)	¥(272,792)	$(3,279)
Fair value of plans’ assets	(B)	67,197	69,215	808

Unfunded pension obligation	(C) = (A) + (B)	(205,462)	(203,577)	(2,471)

Unrecognized prior service costs	(D)	(3,665)	(1,435)	(44)
Actuarial unrecognized difference	(E)	2,693	680	32
Net amount recognized on the balance sheet	(F) = (C) + (D) + (E)	(206,434)	(204,332)	(2,483)
Prepaid pension cost	(G)	—	—

Provision for retirement benefits	(H) = (F) – (G)	(206,434)	(204,332)	(2,483)

(b) Component of pension cost
		March 31, 2011	March 31, 2010	March 31, 2010
Disposition		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Service cost		¥7,337	¥7,607	$88
Interest cost		5,452	5,408	66
Expected return on plans’ assets		(1,384)	(1,184)	(17)
Amortization of prior service cost accounted for as expense		(164)	(12)	(2)
Actuarial differences accounted for as expense		177	1,096	2
Other costs		—	—	—

Net pension cost		11,418	12,916	137

(Note)	Employee contributions to pension funds have been deducted from the Service cost.

(c) Principal assumptions made

	March 31, 2011	March 31, 2010
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	2.0%	2.0%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Terms to amortize unrecognized prior service costs	10 years	10 years
Terms to amortize actuarial unrecognized differences	10 years	10 years

21. Deferred tax accounting

JFC does not apply deferred tax accounting since JFC is a nontaxable entity classified in the article 2, Paragraph 5 of the Corporation Tax Act (Act No. 34 of 1965).

22. Profit and Loss on equity method

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Investment in affiliates	¥54,223	¥26,887	$652
Investment in affiliates (equity method)	54,135	26,722	651
Profit or Loss of Investment in affiliates (equity method)	76	(15)	1

23. Related party transaction

Related party Transactions in the fiscal year ended March 31, 2010 are as follows:

(a) Transactions with parent company and major shareholder companies

	(In millions of yen)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2010
Principal shareholder	Ministry of Finance (Minister of Finance) (Note i)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)	Receipt of fund etc.	Underwriting of capital increase (Note ii)	¥2,851,230	—	—
						Receipts from general account of the national budget	2,456	—	—
						Receipt of funds (Note iii)	8,931,988	Borrowings	20,994,807
						Repayment of borrowing	3,647,054
						Payment of interest on borrowings	213,248	Accrued expenses	39,613
						Deposit of funds (Note iv)	4,156,500	Due from banks	2,313,400
						Guarantee for corporate bonds (Note v)	3,694,844	—	—

(Note)

(i)	Transactions with the ministries and agencies other than Ministry of Finance are as follows:

- Small and Medium Enterprise Agency

Receipts from the national budget ¥17,683 million

- Ministry of Health, Labor and Welfare Ministry

Receipts from the national budget ¥881 million

- Agency for Natural Resources and Energy

Receipts from the national budget ¥13 million

- Ministry of Agriculture, Forestry and Fisheries

Receipts from the national budget ¥15,022 million

Receipt of borrowed money ¥8,323 million

Repayment of borrowed money ¥10,616 million

(ii)	The underwriting of capital increase represents the increase in capital through shareholder allocation by JFC at an allocation amount of ¥1 per share.

(iii)	The receipts of funds represents borrowing under the FILP and for this borrowing, the interest rates are applied under the FILP agreement.

(iv)	Deposit of funds is the deposit for the FILP and the interest rates applicable under the FILP are applied.

(v)	No guarantee fee has been paid for the guarantee of bonds.

(vi)	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and affiliates’ subsidiaries

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2010
Companies that had the majority of their voting rights held by principal shareholders	Independent administrative agency Agriculture, Forestry and Fisheries Credit Fund	Tokyo, Chiyoda-ku	¥215,815	Credit insurance programs	—	Acceptance of trusted fund	Receipts of entrust funds (Note i)	¥1,400	Entrusted fund	¥37,288
							Repayment of entrusted fund	814

	Development Bank of Japan, Inc.	Tokyo, Chiyoda-ku	1,181,194	Policy- based finance	—	Designated financial institution for Crisis Response	Lend funds (Note ii)	2,479,334	Loan on deed	3,199,746
							Receipts of the interests	25,620	Accrued income	971

							Securities for damage (Note iii)	171,025	—	—

	Shoko Chukin Bank	Tokyo, Chuo-ku	218,653	Small and medium corporate finance	—	Designated financial institution for Crisis Response	Lend funds (Note ii)	1,390,000	Loan on deed	1,460,000
							Receipts of the interests	5,305	Accrued income	300
							Security for damage (Note iii)	1,071,725	—	—

(Note)

(i)	Entrusted funds represent the amounts received on an interest-free basis from the Agriculture, Forestry and Fisheries Credit Foundations in accordance with the Act on Temporary Measures concerning Fund for Improvement of Forestry Management Framework (Act No. 51 of 1979) and are provided as loans on an interest-free basis to help revitalize the forestry infrastructure.

(ii)	Loan funds are provided in accordance with terms and conditions approved by the competent minister in charge in accordance with Article 15 of the JFC Act.

(iii)	Guarantee insurance is provided in accordance with terms and other conditions approved by the competent minister in accordance with Article 15 of the JFC Act.

(iv)	Figures in the table above do not include consumption taxes.

(c) Transactions with directors and major shareholders (not company)

	(In millions of yen)
	Name of corporate or individual	Location	Capital	Business	Ratio to Total Voting Rights	Relation of related parties	Transactions	Amounts of transactions	Account	Balance as of March 31, 2010
Directors or their immediate relatives	Toshio Nakamura	—	—	Medical office	None	Brother of the director of JFC	Loans (Note i)	¥—	Loans	¥17

Directors or their immediate relatives of companies and other entities that hold a majority of voting rights	Mikasa Co., Ltd.	Tokyo, Minato-ku	53	Wholesale of precision machinery components	None	Representative director of Mikasa Co., Ltd. is father of director of JFC	Loans (Note i)	143	Loans	129

(Note)

( i ) Terms and conditions for loan is the same as that of general customers.

( ii ) Figures in the table above do not include consumption taxes.

Related party Transactions in the fiscal year ended March 31, 2011 are as follows:

(a) Transactions with parent company and major shareholder companies

	(In millions of yen)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2011
Principal shareholder	Ministry of Finance (Minister of Finance) (Note i)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)	Receipt of fund etc.	Underwriting of capital increase (Note ii)	¥702,050	—	—
						Receipts from general account of the national budget	4,326	—	—
						Receipt of funds (Note iii)	4,972,810	Borrowings	21,824,109
						Repayment of borrowing	3,990,970
						Payment of interest on borrowings	222,483	Accrued expenses	37,446
						Deposit of funds (Note iv)	2,375,300	Due from banks	1,771,500
						Guarantee for corporate bonds (Note v)	3,571,069	—	—

	(In millions of U.S. dollars)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2011
Principal shareholder	Ministry of Finance (Minister of Finance) (Note i)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)	Receipt of fund etc.	Underwriting of capital increase (Note ii)	$8,443	—	—
						Receipts from general account of the national budget	52	—	—
						Receipt of funds (Note iii)	59,805	Borrowings	262,467
						Repayment of borrowing	47,997
						Payment of interest on borrowings	2,676	Accrued expenses	450
						Deposit of funds (Note iv)	28,566	Due from banks	21,305
						Guarantee for corporate bonds (Note v)	42,947	—	—

(Note)

(i)	Transactions with the ministries and agencies other than Ministry of Finance are as follows:

- Ministry of Economy, Trade and Industry

Receipts from the national budget ¥13 million ($0 million)

- Small and Medium Enterprise Agency

Receipts from the national budget ¥18,333 million ($220 million)

- Agency for Natural Resources and Energy

Receipts from the national budget ¥11 million ($0 million)

- Ministry of Health, Labor and Welfare Ministry

Receipts from the national budget ¥1,229 million ($15 million)

- Ministry of Agriculture, Forestry and Fisheries

Receipts from the national budget ¥19,229 million ($231 million)

Repayment of borrowed money ¥12,001 million ($144 million)

(ii)	The underwriting of capital increase represents the increase in capital through shareholder allocation by JFC at an allocation amount of ¥1 ($0.01) per share.

(iii)	The receipts of funds represents borrowing, under the FILP, and for this borrowing, the interest rates are applied under the FILP agreement.

(iv)	Deposit of funds is the deposit for the FILP and the interest rates applicable under the FILP are applied.

(v)	No guarantee fee has been paid for the guarantee of bonds.

(vi)	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and affiliates’ subsidiaries

Transactions stated here in the previous fiscal year’s annual report as transactions with fellow subsidiaries and affiliates’ subsidiaries (excluding transactions with the Independent Administrative Agency Agriculture, Forestry and Fisheries Credit Fund) have been omitted commencing this fiscal year end because the terms and conditions of these transactions are obviously same as those of general transactions.

(c)	Transactions with directors and major shareholders (not company)

Transactions stated here in the previous fiscal year’s annual report as transactions with directors and major shareholders (not company) have been omitted commencing this fiscal year end because the terms and conditions of these transactions are obviously same as those of general transactions.

24. Amounts per share

Amounts per share as of fiscal year ended March 31, 2011 and 2010 are calculated as follows:

	March 31, 2011	March 31, 2010	March 31, 2011
	(In Yen)		(In U.S. dollars)
Net Assets per share of common stock	¥0.57	¥0.65	$0.01
Net loss per share of common stock	¥0.12	¥0.21	$0.00
(Note) 1. Net assets per share of common stock is based on the following information.

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)		(In millions of U.S. dollars)
Net Assets	¥4,389,560	¥4,574,609	$52,791
Deductions from net assets	—	—	—
Net Assets related to common stock	¥4,389,560	4,574,609	52,791
Year-end outstanding shares of common stock on which net assets per share was calculated	7,696,424,407 Thousands of shares	6,994,374,407 Thousands of shares
2. Net loss per share is based on the following information. Diluted net loss per share of common stock is not presented since there are no diluted stocks.

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)		(In millions of U.S. dollars)
Net loss	886,503	1,112,890	$10,661
Amount not attribute to common stock	—	—	—
Net loss related to common stock	886,503	1,112,890	10,661
Average outstanding shares of common stock (during the period)	7,142,797,396 Thousands of shares	5,283,363,120 Thousands of shares

25. Subsequent Events

(a) Passage of the Japan Bank for International Cooperation Act

The Japan Bank for International Cooperation Act (hereafter, the “New JBIC Act”) was passed on April 28, 2011 at the 177th ordinary session of the Diet. Based on this Act, on April 1, 2012, JBIC will be separated from JFC to form Japan Bank for International Cooperation Co., Ltd. (hereafter “New JBIC”), and effective on the same date, JFC’s JBIC Operations and Financial Operations for Facilitating Realignment of United States Forces in Japan will be transferred to the New JBIC.

JFC will underwrite the stock for the New JBIC, and will transfer this stock without compensation to the Japanese government at the time the New JBIC is established on April 1, 2012. Effective the same day, assets and liabilities relating to JFC’s JBIC operations and Financial Operations for Facilitating Realignment of United States Forces in Japan will be assumed by the New JBIC. The amount of assets and liabilities to be assumed will be the assessed amount as determined by an evaluation committee based on the New JBIC Act. After the establishment of the New JBIC, profit and loss relating to JFC’s JBIC Operations and Financial Operations for Facilitating Realignment of United States Forces in Japan will no longer be recognized as profit and loss of JFC. The status of JFC’s JBIC Operations and Financial Operations for Facilitating Realignment of United States Forces in Japan can be found in Note 19. Segment information.

(b) The Board of Directors of JFC resolved on May 24, 2011 to issue new shares by way of allotment to shareholders as of July 4, 2011.

(i) Account for Micro Business and Individual Operations

Type and number of shares	74,614,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	74,614,000,000 yen	897,342,153 U.S. dollars
Amount incorporated into Capital stock	1 yen per share	0 U.S. dollar per share
Amount incorporated into Legal capital surplus	—	—
Total amount of incorporated into Capital stock	74,614,000,000 yen	897,342,153 U.S. dollars
Total amount of incorporated into Legal capital surplus	—	—
Payment date	July 4, 2011
Purpose of use	To lower the interest rate of special loans provided to aid reconstruction from the Great East Japan Earthquake

(ii) Account for Agriculture, Forestry, Fisheries and Food Business Operations

Type and number of shares	8,973,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	8,973,000,000 yen	107,913,410 U.S. dollars
Amount incorporated into Capital stock	1 yen per share	0 U.S. dollar per share
Amount incorporated into Legal capital surplus	—	—
Total amount of incorporated into Capital stock	8,973,000,000 yen	107,913,410 U.S. dollars
Total amount of incorporated into Legal capital surplus	—	—
Payment date	July 4, 2011
Purpose of use	To provide effectively unsecured and unguaranteed loans in order to enable smooth access to financing

(iii) Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

Type and number of shares	62,500,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	62,500,000,000 yen	751,653,638 U.S. dollars
Amount incorporated into Capital stock	1 yen per share	0 U.S. dollar per share
Amount incorporated into Legal capital surplus	—	—
Total amount of incorporated into Capital stock	62,500,000,000 yen	751,653,638 U.S. dollars
Total amount of incorporated into Legal capital surplus	—	—
Payment date	July 4, 2011
Purpose of use	To lower the interest rate of special loans provided to aid reconstruction from the Great East Japan Earthquake

(iv) Account for Credit Insurance Programs

Type and number of shares	77,100,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	77,100,000,000 yen	927,239,928 U.S. dollars
Amount incorporated into Capital stock	—	—
Amount incorporated into Legal capital surplus	1 yen per share	0 U.S. dollar per share
Total amount of incorporated into Capital stock	—	—
Total amount of incorporated into Legal capital surplus	77,100,000,000 yen	927,239,928 U.S. dollars
Payment date	July 4, 2011
Purpose of use	To augment insurance platforms and ensure stable system management

Type and number of shares	281,300,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	281,300,000,000 yen	3,383,042,694 U.S. dollars
Amount incorporated into Capital stock	—	—
Amount incorporated into Legal capital surplus	1 yen per share	0 U.S. dollar per share
Total amount of incorporated into Capital stock	—	—
Total amount of incorporated into Legal capital surplus	281,300,000,000 yen	3,383,042,694 U.S. dollars
Payment date	July 4, 2011
Purpose of use	For the establishment of an emergency provision for reconstruction from the Great East Japan Earthquake

(v) Account for Operations to Faciliate Crisis Responses

Type and number of shares	44,100,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	44,100,000,000 yen	530,366,807 U.S. dollars
Amount incorporated into Capital stock	1 yen per share	0 U.S. dollar per share
Amount incorporated into Legal capital surplus	—	—
Total amount of incorporated into Capital stock	44,100,000,000 yen	530,366,807 U.S. dollars
Total amount of incorporated into Legal capital surplus	—	—
Payment date	July 4, 2011
Purpose of use	Act as resource for credit insurance underwriting and interest rate subsidy

(c) The Board of Directors of JFC resolved on June 6, 2011 to issue new shares by way of allotment to shareholders as of June 30, 2011

Type and number of shares	100,000,000,000 shares of common stock
Issue price	1 yen per share	0 U.S. dollar per share
Total issue amount	100,000,000,000 yen	1,202,645,821 U.S. dollars
Amount incorporated into Capital stock	1 yen per share	0 U.S. dollar per share
Amount incorporated into Legal capital surplus	—	—
Total amount of incorporated into Capital stock	100,000,000,000 yen	1,202,645,821 U.S. dollars
Total amount of incorporated into Legal capital surplus	—	—
Payment date	June 30, 2011
Purpose of use	Act as resource for implementing strategic international finance mainly through Enhanced Facility for Global Cooperation in Low Carbon Infrastructure and Equity Investment (E-FACE)

26. Fixed assets

Fixed assets as of March 31, 2010 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥31,423	¥2,977	¥243 (47)	¥34,156	¥3,985	¥2,647	¥30,171
Land	248,347	—	1,560 (1,560)	246,787	—	—	246,787
Lease Assets	4,837	1,541	715	5,664	1,723	1,695	3,940
Construction in progress	787	2,097	2,744	140	—	—	140
Other	1,762	375	26	2,110	1,141	702	969

Total property, plant and equipment	¥287,158	¥6,990	¥5,289 (1,607)	¥288,859	¥6,851	¥5,046	¥282,008

Intangible assets
Software	¥9,286	¥1,931	1	¥11,215	¥4,248	¥2,832	¥6,967
Lease Assets	1,605	1,620	95	3,130	579	481	2,550
Other	1,284	2,024	351	2,957	0	0	2,957

Total intangible assets	¥12,175	¥5,576	¥448	¥17,304	¥4,828	¥3,314	¥12,475

Fixed assets as of March 31, 2011 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥34,156	¥1,882	¥1,531 (26)	¥34,508	¥5,769	¥2,126	¥28,739
Land	246,787	—	142,435 (415)	104,352	—	—	104,352
Lease Assets	5,664	1,514	532	6,645	2,893	1,634	3,752
Construction in progress	140	117,347	1,694	115,793	—	—	115,793
Other	2,110	1,112	115	3,107	1,661	624	1,446

Total property, plant and equipment	¥288,859	¥121,857	¥146,309 (441)	¥264,407	¥10,324	¥4,384	¥254,083

Intangible assets
Software	¥11,215	¥5,718	—	¥16,934	¥7,389	¥3,140	¥9,545
Lease Assets	3,130	1,762	11	4,881	1,539	971	3,342
Other	2,957	2,458	4,546	869	0	0	869

Total intangible assets	¥17,304	¥9,940	¥4,558	¥22,685	¥8,928	¥4,111	¥13,756

	(In millions of U.S. dollars)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	$411	$23	$19	$415	$69	$26	$346
Land	2,968	—	(0 1,713)	1,255	—	—	1,255
Lease Assets	68	18	(5 6)	80	35	20	45
Construction in progress	2	1,411	20	1,393	—	—	1,393
Other	25	14	2	37	20	7	17

Total property, plant and equipment	$3,474	$1,466	$1,760 (5)	$3,180	$124	$53	$3,056

Intangible assets
Software	$135	$69	$—	$204	$89	$38	$115
Lease Assets	37	21	0	58	18	11	40
Other	36	30	55	11	0	0	11

Total intangible assets	$208	$120	$55	$273	$107	$49	$166

(Note)	Parenthesis () in the “Decrease during the fiscal year” column indicates the impairment loss incurred.

27. Reserves

Reserves as of March 31, 2010 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	¥1,017,813	¥421,661	—	—	¥1,439,474
Allowance for loan losses	417,878	348,372	¥39,474	¥288,123	438,653
General allowance for loan losses	148,499	195,734	—	148,499	195,734
Specific allowance for loan losses	251,616	133,019	39,474	121,861	223,300
Allowance for possible losses on specific overseas loans	17,762	19,617	—	17,762	19,617
Provision for bonuses	5,808	5,332	5,808	—	5,332
Provision for directors’ bonuses	29	26	29	—	26
Provision for directors’ retirement benefits	25	46	—	—	72
Reserve for compensation losses	3,000	87,310	—	3,000	87,310

Total	¥1,444,556	¥862,749	¥45,311	¥291,124	¥1,970,869

Reserves as of March 31, 2011 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	¥1,439,474	¥371,104	—	—	¥1,810,579
Allowance for loan losses	438,653	414,638	¥30,193	¥322,072	501,025
General allowance for loan losses	195,734	270,565	—	195,734	270,565
Specific allowance for loan losses	223,300	126,081	30,193	106,720	212,468
Allowance for possible losses on specific overseas loans	19,617	17,991	—	19,617	17,991
Provision for bonuses	5,332	5,167	5,332	—	5,167
Provision for directors’ bonuses	26	25	26	—	25
Provision for directors’ retirement benefits	72	47	3	—	116
Reserve for compensation losses	87,310	59,757	55,519	31,791	59,757

Total	¥1,970,869	¥850,740	¥91,074	¥353,863	¥2,376,671

	(In millions of U.S. dollars)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	$17,312	$4,463	—	—	$21,775
Allowance for loan losses	5,276	4,986	$363	$3,873	6,026
General allowance for loan losses	2,354	3,254	—	2,354	3,254
Specific allowance for loan losses	2,686	1,516	363	1,283	2,556
Allowance for possible losses on specific overseas loans	236	216	—	236	216
Provision for bonuses	64	62	64	—	62
Provision for directors’ bonuses	0	0	0	—	0
Provision for directors’ retirement benefits	0	1	0	—	1
Reserve for compensation losses	1,051	719	668	383	719

Total	$23,703	$10,231	$1,095	$4,256	$28,583

The main factors in the decrease during the fiscal year in each of the following reserves is as follows:.

General allowance for possible loan losses: Decrease is due to reversal.

Specific allowance for possible loan losses: Decrease is due to reversal.

Allowance for possible losses on specific overseas loans : Decrease is due to reversal.

Reserve for compensation losses: Decrease is due to reversal

28. Bond payable

The major components of bonds payable as of March 31, 2010 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22nd Government guaranteed JFC Bonds, 2nd and 8th	2002.9.19 — 2010.1.19	579,228	629,419 [99,992]	0.70-1.70	General collateral	2010.10.22 — 2018.3.16

11th, 13th, 15th, 17th-18th, 20th, 22nd, 24th-25th, 27th, 29th-38th Natinal Life Bonds (FILP agency bonds) JFC corporate Bonds 1st and 5th	2004.5.18 — 2010.2.16	659,960	409,982 [179,997]	0.261-1.74	General collateral	2009.6.19 — 2013.3.19

4th-13th Agriculture, Forestry, Fisheries and Food Business Bonds JFC Corporate Bond 4th	2003.5.12 — 2009.10.29	113,949	123,942	0.77-2.66	General collateral	2013.3.19 — 2029.9.20

Government guaranteed 1st, 2nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002.10.22 — 2003.11.28	25,954	25,964	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

105th-108th Small and Medium Enterprises Bonds	1999.9.28 — 1999.12.24	230,313	0	1.90-2.00	General collateral	2009.9.28 — 2009.12.24

Government guaranteed 126th, 130th, 134th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 171st, 173rd-194th Small and Medium Enterprise Bonds	1999.9.21 — 2008.9.18	1,183,623	1,043,963 [339,935]	0.20-2.00	General collateral	2009.6.24 — 2018.9.18

Government guaranteed 1st Euro-yen Small and Medium Enterprises Bonds, 3rd Euro Small and Medium Enterprises Bonds, 10th Swiss Franc Small and Medium Enterprises Bonds	2003.9.24 — 2006.3.8	101,459	101,456 (300,000 thousand euro) (250,000 thousand Swiss Franc) [38,727]	1.10-1.31	General collateral	2010.9.24 — 2012.3.8

6th, 9th-18th, 20th-33th Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	784,925	554,955 [199,992]	0.51-1.99	General collateral	2009.6.19 — 2018.3.20

Governmentguaranteed JFC bonds 1st, 3rd-7th, 9th-11th	2009.6.16 — 2010.3.29	—	414,880	0.20-1.30	General collateral	2013.1.25 — 2019.9.17

JFC corporate bonds 2nd and 6th	2009.10.29 — 2010.2.16	—	45,997	0.356-0.72	General collateral	2013.2.15 — 2014.10.29

Government guaranteed JBIC bonds 1st, 6th-17th	1999.11.4 — 2008.6.18	993,457 (8,383,470 thousand U.S. dollars) (1,245,140 thousand euro) (3,000,000 thousand Thai baht)	851,697 (7,388,473 thousand U.S. dollars) (1,246,105 thousand euro) (3,000,000 thousand Thai baht) [148,146]	3.375-7.000	General collateral	2009.11.4 — 2016.3.23	*

Government guaranteed JBIC Foreign Bonds 1st-3rd	2009.6.24 — 2010.2.2	—	627,464 (6,744,024 thousand U.S. dollars)	2.000-2.875	General collateral	2011.6.24 — 2015.2.2

2nd, 4th, 6th, 8th, 10th, 12th-31st JBIC bonds	2001.10.30 — 2008.6.27	1,099,756	1,049,806 [99,997]	0.540-2.090	General collateral	2009.9.18 — 2025.12.19	*

JFC Corporate Bonds 3rd and 7th	2009.10.29 — 2010.2.16	—	69,986	0.618-1.430	General collateral	2014.12.19 — 2019.9.20

Government guaranteed short-term bonds	2009.2.25	299,884	—	—	General collateral	2009.5.25

Total	—	6,072,514	5,949,515	—	—	—	—

The major components of bonds payable as of March 31, 2011 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22nd Government guaranteed JFC Bonds, 2nd, 8th, 13th and 16th	2002.9.19 — 2011.1.21	629,419	589,607 [50,003]	0.30-1.70	General collateral	2010.10.22 — 2018.3.16

18th, 20th, 22nd, 25th, 27th, 30th, 32nd, 34th, 36th-38th National Life Bonds (FILP agency bonds) JFC corporate Bonds 1st, 5th, 8th, 11th and 13th	2005.4.21 — 2010.10.29	409,982	399,995 [209,996]	0.206-1.74	General collateral	2010.4.21 — 2013.3.19

4th-13th Agriculture, Forestry, Fisheries and Food Business Bonds JFC Corporate Bond 4th, 10th, 15th	2003.5.12 — 2010.10.29	123,942	148,946	0.77-2.66	General collateral	2013.3.19 — 2030.10.29

Government guaranteed 1st, 2nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002.10.22 — 2003.11.28	25,964	25,974	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

Government guaranteed 134th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 171st, 173rd, 176th, 178th-194th Small and Medium Enterprise Bonds	2000.4.26 — 2008.9.18	1,043,963	704,258 [139,978]	0.80-1.90	General collateral	2010.4.26 — 2018.9.18

Government guaranteed 1st Euro-yen Small and Medium Enterprises Bonds, 3rd Euro Small and Medium Enterprises Bonds, 10th Swiss Franc Small and Medium Enterprises Bonds	2003.9.24 — 2006.3.8	101,456	62,720 [62,720] (250,000 thousand Swiss Franc)	1.10-4.125	General collateral	2010.9.24 — 2012.3.8

6th, 9th, 10th, 12th, 13th, 15th, 17th, 18th, 20th-24th, 26th, 29th-33rd Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	553,655	354,976 [154,997]	0.51-1.99	General collateral	2010.6.21 — 2018.3.20

Government guaranteed JFC bonds 1st, 3rd-7th, 9th-12th, 14th, 15th, 17th	2009.6.16 — 2011.3.22	414,880	554,797	0.20-1.30	General collateral	2013.1.25 — 2020.12.17

JFC corporate bonds 2nd, 6th, 9th, 14th	2009.10.29 — 2010.10.29	45,997	125,997	0.356-0.72	General collateral	2013.2.15 — 2015.9.18

Government guaranteed 29th and 31st Small and Medium Enterprise Bonds	2007.10.25 — 2008.3.17	1,299	—	0.79-1.17	General collateral	2010.10.26 — 2011.3.18

Government guaranteed JBIC bonds 6th-17th	2003.12.2 — 2008.6.18	851,697 (7,388,473 thousand U.S. dollars) (1,246,105 thousand euro) (3,000,000 thousand Thai baht)	636,585 (5,892,565 thousand U.S. dollars) (1,247,071 thousand euro) (0.00 thousand Thai baht) [145,495] [1,749,794 thousand U.S. dollars]	3.375-5.250	General collateral	2010.5.20 — 2016.3.23	*

Government guaranteed JBIC Foreign Bonds 1st-6th	2009.6.24 — 2011.1.21	627,464 (6,744,024 thousand U.S. dollars)	997,127 (11,991,911 thousand U.S. dollars) [207,848] [2,499,680 thousand U.S. dollars]	1.500-2.875	General collateral	2011.6.24 — 2016.1.21
2nd, 4th, 6th, 8th, 10th, 12th, 13th, 15th-31st JBIC bonds	2001.10.30 — 2008.6.27	1,049,806	949,850 [149,994]	0.540-2.090	General collateral	2010.6.21 — 2025.12.19	*

JFC Corporate Bonds 3rd, 7th and 12th	2009.10.29 — 2010.8.9	69,986	119,988	0.421-1.430	General collateral	2014.12.19 — 2019.9.20

Total	—	5,949,515	5,670,825	—	—	—	—

	(In millions of U.S. dollars)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22nd Government guaranteed JFC Bonds, 2nd, 8th, 13th and 16th	2002.9.19 — 2011.1.21	7,570	7,091 [601]	0.30-1.70	General collateral	2010.10.22 — 2018.3.16

18th, 20th, 22nd, 25th, 27th, 30th, 32nd, 34th, 36th-38th National Life Bonds (FILP agency bonds) JFC corporate Bonds 1st, 5th, 8th, 11th and 13th	2005.4.21 — 2010.10.29	4,931	4,811 [2,526]	0.206-1.74	General collateral	2010.4.21 — 2013.3.19

4th-13th Agriculture, Forestry, Fisheries and Food Business Bonds JFC Corporate Bond 4th, 10th, 15th	2003.5.12 — 2010.10.29	1,491	1,791	0.77-2.66	General collateral	2013.3.19 — 2030.10.29

Government guaranteed 1st, 2nd Agriculture, Forestry, Fisheries and Food Business Bonds (10 year)	2002.10.22 — 2003.11.28	312	312	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

Government guaranteed 134th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 171st, 173rd, 176th, 178th-194th Small and Medium Enterprise Bonds	2000.4.26 — 2008.9.18	12,555	8,470 [1,683]	0.80-1.90	General collateral	2010.4.26 — 2018.9.18

Government guaranteed 1st Euro-yen Small and Medium Enterprises Bonds, 3rd Euro Small and Medium Enterprises Bonds, 10th Swiss Franc Small and Medium Enterprises Bonds	2003.9.24 — 2006.3.8	1,220	754 [754] (250,000 thousand Swiss Franc)	1.10-4.125	General collateral	2010.9.24 — 2012.3.8

6th, 9th, 10th, 12th, 13th, 15th, 17th, 18th, 20th-24th, 26th, 29th-33rd Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	6,659	4,269 [1,864]	0.51-1.99	General collateral	2010.6.21 — 2018.3.20

Government guaranteed JFC bonds 1st, 3rd-7th, 9th-12th, 14th, 15th, 17th	2009.6.16 — 2011.3.22	4,990	6,672	0.20-1.30	General collateral	2013.1.25 — 2020.12.17

JFC corporate bonds 2nd, 6th, 9th, 14th	2009.10.29 — 2010.10.29	553	1,515	0.356-0.72	General collateral	2013.2.15 — 2015.9.18

Government guaranteed 29th and 31st Small and Medium Enterprises Bonds	2007.10.25 — 2008.3.17	15	—	0.79~1.17	General collateral	2010.10.26 — 2011.3.18

Government guaranteed JBIC bonds 6th-17th	2003.12.2 — 2008.6.18	10,243 (7,388,473 thousand U.S. dollars) (1,246,105 thousand euro) (3,000,000 thousand Thai baht)	7,656 (5,892,565 thousand U.S. dollars) (1,247,071 thousand euro) (0.00 thousand Thai baht) [1,750] [1,749,794 thousand U.S. dollars]	3.375-5.250	General collateral	2010.5.20 — 2016.3.23	*

Government guaranteed JBIC Foreign Bonds 1st-6th	2009.6.24 — 2011.1.21	7,546	11,992 (11,991,911 thousand U.S. dollars) [2,500] [2,499,680 thousand U.S. dollars]	1.500-2.875	General collateral	2011.6.24 — 2016.1.21

2nd, 4th, 6th, 8th, 10th, 12th, 13th, 15th-31st JBIC bonds	2001.10.30 — 2008.6.27	12,625	11,424 [1,804]	0.540-2.090	General collateral	2010.6.21 — 2025.12.19	*

JFC Corporate Bonds 3rd, 7th and 12th	2009.10.29 — 2010.8.9	842	1,443	0.421-1.430	General collateral	2014.12.19 — 2019.9.20

Total	—	71,552	68,200	—	—	—	—

(Note)

(i)	The amounts of foreign currencies denominated bonds are shown in original currencies in parentheses ( ).

(ii)	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

(iii)

JFC assumed the obligations of the government guaranteed and non-guaranteed bonds(*) from Japan Bank for International Cooperation, and JFC and the Japan International Cooperation Agency (JICA) will be jointly responsible for the obligations of these bonds in accordance with the JFC Act and the Law for Partial Amendment to the Japan International Cooperation Agency Law.

(iv)	The redemption schedule of bond payable for each of the next five years as of March 31, 2011 is as follows:

	(In millions of yen)
	Within year	More than1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	¥1,121,097	¥1,502,262	¥819,510	¥681,690	¥788,497

	(In millions of U.S. dollars)
	Within year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	$13,483	$18,067	$9,856	$8,198	$9,483

29. Borrowings

Borrowings as of March 31, 2010 are as follows:

	Amounts at the beginning of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of yen)	Average interest rate (%)	Due date of payment
Borrowed money	¥15,990,564	¥21,220,659	0.83	—
Borrowings	15,990,564	21,220,659	0.83	2010.5
Lease obligation (Due within one year)	2,146	2,043	—	—
Lease obligation (Due after one year)	3,630	4,420	—	2011.4 — 2014.10
Entrusted Funds	36,703	37,288	—	2026.3 — 2040.3

Borrowings as of March 31, 2011 are as follows:
	Amounts at the beginning of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥21,220,659	¥22,036,903	$265,026	0.91	—
Borrowings	21,220,659	22,036,903	265,026	0.91	2011.5
Lease obligation (Due within one year)	2,403	2,874	35	—	—
Lease obligation (Due after one year)	4,420	4,605	55	—	2012.4 — 2016.3

(Note)

(i)	Average interest rate is calculated by the weighted-average interest rate on the outstanding debt balance, net of interest-free borrowings from the government, at the end of the fiscal year.

(ii)	Borrowed money includes ¥ 212,794 million ($2,559 million ) of interest-free borrowings from the government.

(iii)	As for the lease obligation, there is no average lease rate since the short-cut method is applied for these transactions.

(iv)	Borrowed money and lease obligation maturities for the next five years as of March 31, 2011 are as follows:

	(In millions of yen)
	In 1 year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Borrowed money	¥3,633,023	¥3,563,081	¥3,679,798	¥3,768,973	¥2,811,650
Lease obligation	2,874	2,213	1,699	574	117

	(In millions of U.S. dollars)
	In 1 year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Borrowed money	$43,692	$42,851	$44,255	$45,327	$33,814
Lease obligation	35	27	20	7	1

30. Asset Retirement Obligation

Not applicable

31. Components of major assets and liabilities

Components of major assets and liabilities as of March 31, 2010 are as follows:

(a) Assets

(i)	“Due from bank” includes ¥2,313,400 million of deposit under the FILP and ¥1,421,131 million of deposit in banks.

(ii)	“Accrued income” includes ¥60,500 million of accrued interest income on loans and others.

(iii)	“Other assets” includes ¥1,077 million of suspense payment on loans, and others.

(b) Liabilities

(i)	“Accrued expenses” includes ¥39,613 million of accrued interest expenses on loans, ¥28,169 million of accrued interest expenses on bonds and others.

(ii)	“Other Liabilities” includes ¥7,490 million of suspense payments and others.

Components of major assets and liabilities as of March 31, 2011 are as follows:

(a) Assets

(i)	“Due from bank” includes ¥1,771,500 million ($21,305 million) of deposit under the FILP and ¥1,582,757 million ($19,035 million) of deposit in banks.

(ii)	“Accrued income” includes ¥57,786 million ($695 million) of accrued interest income on loans and others.

(iii)	“Other assets” includes ¥9,644 million ($116 million) of account receivable, ¥5,583 million ($67 million) of suspense payment on loans, and others.

(b) Liabilities

(i)	“Accrued expenses” includes ¥37,446 million ($450 million) of accrued interest expenses on loans, ¥21,940 million ($264 million) of accrued interest expenses on bonds and others.

(ii)	“Other Liabilities” includes ¥7,575 million ($91 million) of suspense payments and others.